Exhibit 4.3

BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT

PLAN

Restated to incorporate the First through Eleventh Amendments

September 2, 2003

BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

TABLE OF CONTENTS
Section		Page
ARTICLE 1 - ESTABLISHMENT OF THE PLAN

1.1	Adoption of Plan	1
1.2	Amendment of Predecessor Plans	1
1.3	Assumption of Assets and Liabilities of Predecessor Plans	1
1.4	Internal Revenue Service Approval	1
1.5	Special Rule For Pipeline Employees	1

ARTICLE 2 - DEFINITIONS

2.1	Accounts	2
2.2	Actual Contribution Rate	2
2.3	Actual Deferral Rate	2
2.4	Affiliated Company	2
2.5	Aggregate Limit	3
2.6	Beneficiary	4
2.7	Catch-up Contributions	3
2.8	Catch-up Contributions Account	4
2.9	Code	4
2.10	Company	4
2.11	Compensation	4
2.12	Contribution Dollar Limit	5
2.13	Deferred Contributions	5
2.14	Deferred Contributions Account	5
2.15	Employee	5
2.16	Employer	6
2.17	Employer Contributions	6
2.18	Employer Contributions Account	6
2.19	ERISA	6
2.20	ESOP	6
2.21	ESOP Account	6
2.22	Flex Account	6
2.23	Highly Compensated Employee	6
2.24	IRA Account	7
2.25	Maximum Contribution Rate	7
2.26	Maximum Deferral Rate	8
2.27	Named Fiduciary	8
2.28	Normal Retirement Date	8
2.29	Participant	8
2.30	Participant Contributions	9
2.31	Participant Contributions Account	9

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

TABLE OF CONTENTS - Continued
Section		Page
ARTICLE 13 - MISCELLANEOUS PROVISIONS (Continued)

13.11	Plan Provisions Held Illegal or Invalid	4544
13.12	Illinois Law	4544
13.13	Intent	4544
13.14	Uniformed Services Employment and Reemployment Rights Act	45
13.15	Application of Compensation Limitation	445
13.16	Telephonic and Electronic Transmissions Treated as Signed Writings	45

ARTICLE 14 - TOP-HEAVY RULES

14.1	Top-Heavy Rules	446
14.2	Definition Of Top-Heavy	47
14.3	Key Employees	47
14.4	Additional Top-Heavy Rules	49

ARTICLE 15 - LOANS

15.1	Loan Applications	48
15.2	Loan Requirements	48
15.3	Repayment Of Plan Loans	49
15.4	Loan Application Approval	49
15.5	Borrowing Sequence	50
15.6	Funding Of Loans	50
15.7	Loan Repayments	50
15.8	Loan Security	50
15.9	Repayment While On Leave Of Absence Or While Disabled	50
15.10	Default	50
15.11	Former Participants	51
15.12	General Requirements	51

ARTICLE 16 - ROLLOVERS AND TRANSFERS

16.1	Rollovers	52
16.2	Trustee Transfers From Other Qualified Plans	52
16.3	Trustee Transfer To Other Qualified Plans	52
16.4	Definitions	53

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

TABLE OF CONTENTS - Continued
Section		Page
SUPPLEMENT A

A-1	Purpose, Use of Terms	54
A-2	Participants Affected	54
A-3	Cessation of Participation	54
A-4	Termination of Employment	54
A-5	Participation After Transfer Date	54
A-6	Transfer Date	54
A-7	Transfer of Assets and Liabilities	54
A-8	Vesting	55
A-9	Conflicts	55

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BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

ARTICLE 1 - ESTABLISHMENT OF THE PLAN

1.1	Adoption and Amendment of Plan. The Burlington Northern Santa Fe Investment and Retirement Plan described herein (hereinafter called the “Plan”) is adopted by Burlington Northern Santa Fe Corporation (hereinafter called the “Company”) effective January 1, 1997, to provide benefits to eligible salaried employees of the Company and its Affiliated Companies. It is amended effective as of February 1, 2002, to convert the Plan into a stock bonus plan and to add an employee stock ownership plan (“ESOP”) feature to the Plan which is designed to invest primarily in employer securities.

1.2	Amendment of Predecessor Plans. Effective January 1, 1997, the Plan amends, replaces, and combines the following plans (hereinafter called “Predecessor Plans”):

(a)	The Santa Fe Pacific Retirement and Savings Plan as in effect on December 31, 1996, attached hereto as Exhibit I (hereinafter called the “SFP Plan”), and

(b)	the Burlington Northern Inc. Thrift and Profit Sharing Plan I as in effect on December 31, 1996, attached hereto as Exhibit II (hereinafter called the “BNI Plan”).

The benefits with respect to each person who is a Participant on and after January 1, 1997, shall be determined under the Plan. The benefits of each other participant or former participant in the Predecessor Plans who does not become a Participant on and after January 1, 1997, shall be determined under the provisions of the Predecessor Plan in which he was a participant in effect at the time of his termination of employment, and such benefits shall be payable under the Plan. As of January 1, 1997, the Plan has been adopted by all Affiliated Companies which had adopted a Predecessor Plan.

1.3	Assumption of Assets and Liabilities of Predecessor Plans. Effective January 1, 1997, all assets and liabilities of the Predecessor Plans shall be assumed by the Plan.

1.4	Internal Revenue Service Approval. The Plan and the Trust established under the Plan are adopted subject to the approval of the Internal Revenue Service. The Company may make any changes in the Plan necessary to obtain Internal Revenue Service approval.

1.5	Special Rule For Pipeline Employees. Participants who are Employees of Santa Fe Pacific Pipelines, Inc. shall be governed by the provisions of the SFP Plan as it existed prior to January 1, 1997, until January 31, 1997.

ARTICLE 2 - DEFINITIONS

When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context.

2.1	“Accounts” shall mean a Participant’s Deferred Contributions Account, Employer Contributions Account, Vested Employer Contributions Earnings Account, Participant Contributions Account, Rollover Account, Trustee Transfer Account, ESOP Account, IRA Account, Flex Account and Catch-up Contributions Account, if any.

2.2	“Actual Contribution Rate” means, for each Employee, the ratio (calculated to the nearest one-hundredth of one percent) of:

(a)	Employer Contributions and Participant Contributions actually payable to the Trustee for a Plan Year, plus Deferred Contributions treated by the Plan Administrator as Employer Contributions pursuant to the recharacterization provisions of Treasury Regulation Section 1.401(k)-1(f)(3) or any successor provisions, to;

(b)	The amount of his compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002), as adjusted pursuant to cost-of-living adjustments made by the Secretary of the Treasury or his delegate, shall be disregarded) for such Plan Year.

2.3	“Actual Deferral Rate” means, for each Employee, the ratio (calculated to the nearest one-hundredth of one percent) of:

(a)	Deferred Contributions made on his behalf for a Plan Year, less Deferred Contributions treated by the Plan Administrator as Employer Contributions pursuant to the recharacterization provisions of Treasury Regulation Section 1.401(k)-1(f)(3) or any successor provisions, to;

(b)	The amount of his compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002), as adjusted pursuant to cost-of-living adjustments made by the Secretary of the Treasury or his delegate, shall be disregarded) for such Plan Year.

2.4

“Affiliated Company” shall mean every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), which includes the Company. “Affiliated Company” shall also mean any trade or business under common control with an Affiliated Company within the meaning of Section 414(c) of the Code. For purposes of Section 4.15, the modification of Sections 414(b) and 414(c) of the Code by Section 415(h) of the Code is incorporated.

2.5	“Aggregate Limit” means the greater of:

(a)	the sum of:

(1)	1.25 times the greater of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; and

(2)	two (2) percentage points plus the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year. In no event, however, shall this amount exceed twice the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; or

(b)	the sum of

(1)	1.25 times the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; and

(2)	two (2) percentage points plus the greater of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year. In no event, however, shall this amount exceed twice the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year.

For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Aggregate Limit to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.6	“Beneficiary” shall mean any individual, trust or other recipient named by a Participant to receive benefits payable hereunder upon his death, or the Spouse, children or estate of the Participant, all as provided in Section 8.2 hereof.

2.7	“Catch-up Contributions” shall mean any amounts contributed to the Plan by an Employer on behalf of a Participant for a Plan Year pursuant to an election by a Participant to have his Compensation reduced pursuant to Section 4.2 which exceed the lowest of the following three amounts for such Plan Year:

(i)	the Maximum Deferral Rate multiplied by the Participant’s Compensation;

(ii)	the percentage limitation on Deferred Contributions described in the first paragraph of Section 4.2 multiplied by the Participant’s Compensation, or

(iii)	a limit contained in the Code on elective deferrals or annual additions permitted to be made under the Plan (without regard to Section 414(v) of the Code),

provided, however, that the amount of Catch-up Contributions added to the account of any Participant for a Plan Year under this Plan or under any similar provision of any other plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code. The determination as to whether the Contributions made on behalf of a Participant exceed one of the limitations described in the preceding sentence shall be determined as of the last day of such Plan Year, and any portion of such Contributions determined to be Catch-up Contributions shall be allocated to the Participant’s Catch-up Contributions Account as of the last day of such Plan Year. Contributions made on behalf of a Participant pursuant to the last paragraph of Section 4.2 which do not exceed one of the limitations described in the first sentence of this Section shall be treated as Deferred Contributions. Catch-up Contributions shall not be taken into account in applying the limits described in Sections 4.10, 4.15, 4.16 or Article 14 of the Plan or any other limit set forth in Section 414(v)(3) of the Code.

2.8	“Catch-up Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to Catch-up Contributions made and allocated on his behalf hereunder. A Participant shall be fully vested in his Catch-up Contributions Account at all times.

2.9	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10	“Company” shall mean Burlington Northern Santa Fe Corporation.

2.11	“Compensation” shall mean the total of base salary, sales commissions and similar sales-based cash compensation, cash bonuses paid under the Incentive Compensation Plan prior to termination of employment, annual cash performance bonuses paid prior to termination of employment to Employees who are assigned to positions which are not eligible for the Incentive Compensation Plan, bonuses which are exchanged for an Exchange Grant under the BNSF Incentive Bonus Stock Program or any similar program maintained by an Affiliated Company and which are payable prior to termination of employment, bonuses which are deferred under the BNSF Senior Management Stock Deferral Plan and which are payable prior to termination of employment, and contributions made under a salary reduction agreement to a qualified cash or deferred arrangement or a cafeteria plan which meets the requirements of Section 125 of the Code.

A Participant’s base salary is the regular rate of pay specified for his position. Compensation shall not include severance benefits, payments for earned but unused vacation, automobile allowances, imputed income under any group term life insurance program, business or moving expense or other reimbursements, fringe benefits or similar items, lump sum payments in lieu of merit increases, payments while on a leave of absence other than for short-term illness, relocation benefits and geographic differentials, the grant of stock and any cash payments relating thereto, the grant or exercise of an option to acquire stock, cash awards in lieu of stock options, payments made under any company Long-Term Disability Plan paid to a Participant by a Participating Company, and amounts deferred under a non-qualified salary deferral plan (other than bonuses which are deferred under the BNSF Senior Management Stock Deferral Plan).

Notwithstanding anything in this section to the contrary, the amount deemed to be “Compensation” with respect to any particular Participant shall not in any event exceed $200,000 during any Plan Year. The $200,000 limitation is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

2.12	“Contribution Dollar Limit” shall mean the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Sections 402(g)(5) and 415(d) of the Code, provided that no such adjustment shall be taken into account hereunder before the Plan Year in which it becomes effective).

2.13	“Deferred Contributions” shall mean Contributions made on behalf of a Participant pursuant to his election pursuant to Section 4.2(a) hereof.

2.14	“Deferred Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to his Deferred Contributions Account in the SFP Plan as of December 31, 1996, his Basic Contributions to the BNI Plan as of December 31, 1996, and Deferred Contributions made on his behalf hereunder pursuant to Section 4.2(a) hereof.

2.15

“Employee shall mean any person, other than a non-resident alien, regularly assigned pursuant to the employment records of the Employer (as determined by it in its discretion) to a salaried position, exclusive of any employees who are covered under a collective bargaining agreement between an Affiliated Company and such employees’ collective bargaining representative which does not provide for their participation in the Plan, and exclusive of any employees (i) who previously were so covered by such a collective bargaining agreement, (ii) who have been assigned to a salaried position on other than a permanent basis, and (iii) who have remained covered under a retirement plan applicable to employees covered by such collective bargaining agreement; provided that in the case of dispatchers who (A) were employed in the Schaumburg Operations Center, (B) have become represented by the American Train Dispatchers Department / BLE (the ‘ATTD’), and (C) have elected to remain covered by this Plan, their continued employment while so represented for such period as they have elected to be covered by this Plan, up until the date, if any, they cease to be covered by this Plan pursuant to the applicable collective bargaining agreements with the ATTD, shall be considered employment in a salaried position under the Plan (and their compensation during such period shall be taken into account in determining their Compensation hereunder). In no event shall a leased employee (as defined in Section 414(n)(2) of the Code) or a person the Employer has categorized as an independent contractor be considered an Employee.”

2.16	“Employer” shall mean a Participating Company, or any successor organization which shall assume the obligations of this Plan with respect to its Employees.

2.17	“Employer Contributions” shall mean Contributions made by the Employer to the Accounts of Participants pursuant to Section 4.5 hereof.

2.18	“Employer Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to his Employer Contributions Account in the SFP Plan as of December 31, 1996, his Matching Company Contributions to the BNI Plan as of December 31, 1996, and Employer Contributions made on his behalf hereunder pursuant to Section 4.5 hereof.

2.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.20	“ESOP” shall mean an employee stock ownership plan which is designed to invest primarily in employer securities as described in ERISA and the Code, which shall include the aggregate of the interest of each Participant’s Accounts in the Company Stock Fund.

2.21	“ESOP Account” shall mean a Participant’s interest in the Plan attributable to his ESOP Rollover Account in the BNI Plan as of December 31, 1996, and his TRASOP Account in the SFP Plan as of December 31, 1996.

2.22	“Flex Account” shall mean a Participant’s interest in the Plan attributable to Flex Contributions made to the BNI Plan as of December 31, 1996.

2.23	“Highly Compensated Employee” shall mean an Employee who

(a)	at any time during the current Plan Year or the preceding Plan Year was a 5-percent owner (as defined in Section 416(i)(1) of the Code), or

(b)	during the preceding Plan Year had compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code) from the Employer in excess of $80,000 (as adjusted from time to time in accordance with Section 414(q)(1) of the Code), and, if the Company elects the application of this clause for such preceding year, was in the group of the top 20% of employees when ranked on the basis of such compensation for such preceding year.

For purposes of this section,

(a)	a former Employee shall also be treated as a Highly Compensated Employee if such former Employee was a Highly Compensated Employee when such Employee terminated employment or such Employee was a Highly Compensated Employee at any time after attaining age 55, and

(b)	an Employee who performs no service for the company during a Plan Year (for example, an employee who is on an authorized leave of absence throughout the Plan Year) shall be treated as having terminated employment in the Plan Year in which he last performed services for the Company.

2.24	“IRA Account” shall mean a Participant’s interest in the Plan attributable to his IRA Account in the BNI Plan as of December 31, 1996.

2.25	“Maximum Contribution Rate” means, for each Plan Year, the average of the Actual Contribution Rates for all Highly Compensated Employees which either:

(a)	is not greater than the product of 1.25 and the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year; or

(b)	is not greater than the lesser of:

(1)	the sum of the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for such Plan Year, plus two (2) percentage points; and

(2)	the product of the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year, and two (2).

For the purposes of this Section 2.25, the provisions of Section 401(m) of the Code and Treasury Regulations Section 1.401(m)-1 are incorporated herein by reference and supersede the provisions of this Section 2.25, except where elections have been made in this Section 2.25, in which case such elections will apply. For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Maximum Contribution Rate to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.26	“Maximum Deferral Rate” means, for each Plan Year, the average of the Actual Deferral Rates for all Highly Compensated Employees which either:

(a)	is not greater than the product of 1.25 and the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated for the Plan Year; or

(b)	is not greater than the lesser of:

(1)	the sum of the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated Employees for such Plan Year, plus two (2) percentage points; and

(2)	the product of the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year, and two (2).

For the purposes of this Section 2.26, the provisions of Section 401(k)(3) of the Code and Treasury Regulations 1.401(k)-1(b) are incorporated herein by reference and supersede the provisions of this Section 2.26, except where elections have been made in this Section 2.26, in which case such elections will apply. For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Maximum Deferral Rate to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.27	“Named Fiduciary” shall mean the Plan Administrator.

2.28	“Normal Retirement Date” shall mean a Participant’s 65th birthday.

2.29	“Participant” shall mean a Participant in a Predecessor Plan on December 31, 1996, and an Employee who meets the eligibility requirements set forth in Article 3 hereof and who has taken all of the steps required by said Article 3.

2.30	“Participant Contributions” shall mean Contributions made by Participants pursuant to Section 4.2(b) hereof.

2.31	“Participant Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to his Participant Contributions Account in the SFP Plan as of December 31, 1996, his after-tax Basic and Supplemental Contributions to the BNI Plan as of December 31, 1996, and Participant Contributions made hereunder pursuant to Section 4.2(b) hereof.

2.32	“Participation Service” shall mean the completion of thirty days in compensated service determined from the Employee’s date of hire. Compensated service shall include any hours the Employee is on a leave of absence granted by the Participating or Affiliated Company with or without pay and shall include back pay, irrespective of mitigation or damages, awarded or agreed to be paid to him by a Participating or Affiliated Company.

2.33	“Participating Company” shall mean every corporation which is an Affiliated Company which has adopted this Plan pursuant to Article 13.

2.34	“Plan” shall mean the Burlington Northern Santa Fe Investment and Retirement Plan set forth in and by this document and all subsequent amendments thereto.

2.35	“Plan Administrator” shall mean the Employee Benefits Committee which shall be a committee of at least three persons appointed by the Chief Executive Officer of the Company to serve as Plan Administrator.

2.36	“Plan Year” shall mean the calendar year.

2.37	“Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is neither (i) less than one-half, nor (ii) greater than, the amount of the annuity payable for the joint lives of the Participant and his Spouse.

2.38	“Rollover Account” shall mean a Participant’s interest in the Plan attributable to Rollover Contributions to the Plan or a Predecessor Plan.

2.39	“Spouse” shall mean, as of any date with respect to a Participant, any person who, as of such date, is married to the Participant pursuant to a religious or civil ceremony recognized under the laws of the state where the marriage was contracted and the marriage remains legally effective.

2.40	“Total Disability” shall mean a Participant’s eligibility for benefits under the Burlington Northern Santa Fe Long Term Disability Plan.

2.41

“Trustee” shall mean the trustee under any trust agreement established between the Company and the Trustee for the purpose of implementing the Plan, or a legal reserve life insurance company organized or incorporated under the laws of any one of the United States of America and duly licensed in the jurisdiction specified in Section 13.12, whichever is applicable. Whenever the term Trustee in this Plan refers to a life insurance company, contributions shall be held and invested pursuant to a group annuity contract where required by law, and the insurer shall not be subject to the rules and requirements generally applicable to trustees of qualified plans.

2.42	“Trustee Transfer Account” shall means a Participant’s interest in the Plan attributable to Trustee Transfers to the Plan or a Predecessor Plan.

2.43	“Valuation Date” shall mean each business day on which the New York Stock Exchange is open for business, which shall be used hereunder for purposes of determining account values.

2.44	“Vested Employer Contributions Earnings Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to dividends with respect to Company Stock in the Participant’s Employer Contributions Account which the Participant elects to have reinvested in the Company Stock Fund pursuant to Section 7.5 of the Plan.

2.45	“Vesting Service” shall mean the number of Plan Years in which the Employee is compensated for at least 1,000 hours of work by the Employer or any Affiliated Company in any capacity. In determining whether or not the 1,000 hour requirement has been met, an Employee will be credited with 190 hours for any month in which he receives compensation for one or more hours. Compensated hours shall include any hour the Employee is on a leave of absence granted by the Participating or Affiliated Company with or without pay and shall also include back pay, irrespective of mitigation of damages, awarded or agreed to be paid to him by a Participating or Affiliated Company, computed in conformity with the Employee’s basis of compensation at the time to which the award or agreement pertains. The provisions of Department of Labor Regulations Section 2530.200b-2(c) are hereby incorporated by reference.

2.46	Number and Gender. The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

ARTICLE 3 - EMPLOYEES ENTITLED TO PARTICIPATE

3.1	Date of Eligibility. Each Employee of a Participating Company shall be eligible to become a Participant as of the first day of any month after having completed his Participation Service.

3.2	Termination of Employment. In the event any Employee’s employment with a Participating Company is terminated after the Employee has become eligible to participate, and such Employee is thereafter rehired, he shall be eligible for participation as of his date of rehire.

3.3	Participation Requirements. To become a Participant, an Employee must meet the above requirements of this Article and, if required by the Plan Administrator, execute and deliver to the Participating Company, in accordance with procedures established by each Participating Company and the Plan Administrator, a written election to participate indicating his desire to have a portion of his Compensation contributed to the Plan as Deferred Contributions or his desire to make Participant Contributions to the Plan. He must specify his chosen rate of Contributions and authorize the Participating Company to make regular payroll deductions of any Participant Contributions. In addition, the Employee must make an investment election as described in Article 5 hereof. No Employee shall become a Participant until he has met the above requirements. Elections shall be processed by the Participating Companies, in accordance with procedures established by each Participating Company, including the use of electronic or telephonic means of transmission, as soon as reasonably practicable after their receipt, but will always be effective on the first day of a month.

ARTICLE 4 - CONTRIBUTIONS

4.1	Investing Contributions. For the purpose of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Company shall have the responsibility for selecting the Trustees hereunder and may select the investment Funds to be offered or may establish additional or substitute other funds for the investment of Employer and Participant contributions and other assets held in the Plan.

4.2	Contribution Elections. Each Employee who is eligible to participate in the Plan may elect to

(a)	have his Compensation reduced by a whole percentage and have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf as Deferred Contributions, and

(b)	contribute a whole percentage of his Compensation to the Plan as Participant Contributions,

provided that the total amount of Deferred Contributions plus Participant Contributions may not exceed 15 percent of a Participant’s Compensation. To the extent permitted by the Plan Administrator, separate elections may be made with respect to Compensation which is paid annually under an incentive compensation plan of a Participating Company and all other Compensation.

In addition to the elections provided for in the preceding sentences of this Section 4.2, each Employee who is eligible to participate in the Plan and who is projected to attain age 50 before the end of a Plan Year is eligible to have his Compensation reduced by a whole percentage and have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf, provided that the total amount of Contributions elected pursuant to this sentence may not exceed 50 percent of a Participant’s Compensation. The election provided for in this paragraph, shall not apply to Compensation which is paid annually under an incentive compensation plan of a Participating Company. Contributions elected pursuant to this paragraph or any similar provision of any other Plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code.

4.3	Elections. All elections shall apply to Compensation to be received after the election becomes effective. Any eligible Employee who fails to properly complete an election in a timely manner shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

4.4

Employer Contributions. To the extent that year-to-date net income or retained income of the Company and its Affiliated Companies is sufficient, the Participating Companies shall make Employer Contributions to the Trustee without interest with respect to their

Participants or former Participants who have Accounts in the Plan when such contributions are made. The amount of the Employer Contribution to be made with respect to any Participant shall be equal to 50% of the Deferred Contributions up to 6 percent of Compensation actually made hereunder.

To the extent that year-to-date net income or retained income of the Company and its Affiliated Companies is sufficient, a Participating Company may make additional Employer Contributions to the Trustee if, in the sole judgment of the Participating Company, financial and other objectives of the Participating Company are met. Such additional Employer Contributions shall be made without interest after the close of the Plan Year to which such objectives relate with respect to Participants who were employed on the last day of such Plan Year. The amount of such additional Employer Contribution to be made with respect to Participants shall be equal to a uniform percentage, not to exceed 30%, of the Deferred Contributions up to 6 percent of Compensation actually made hereunder.

In the event year-to-date net income or retained income of the Company and its Affiliated Companies is insufficient to fund all Employer Contributions relating to Participants of all Participating Companies at a 100% level, no Employer Contributions shall be made by any Participating Company.

4.5	Participant Contributions By Payroll Deductions. Participant Contributions shall be made by means of payroll deductions, and the amounts so deducted shall be paid no less frequently than monthly or as soon as reasonably practicable without interest to the Trustee by the Participating Companies and shall be credited to the Participant’s Participant Contributions Account.

4.6	Suspension of Contributions and Changes in Contribution Rates. A Participant may elect to suspend his Contributions or change his rate or rates of Contributions on any day, but a change shall not be effective more frequently than twice in a calendar month. A Participant’s election to suspend or change his rate of Contributions must be made in accordance with procedures established by the Plan Administrator. Such election shall be processed in accordance with such procedures as shall be established by the Plan Administrator but not less frequently than twice per month.

4.7	Resumption of Contributions. If the Participant elects to suspend all of his Contributions, he may elect to resume Contributions subject to the limitations contained in Section 4.15 of this Article. The election to resume contributions must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practical.

4.8	Administrative Costs. The Company shall require the Participating Companies to make additional contributions hereunder sufficient to defray the expenses of administering this Plan, including any expense charges or fees of the Trustee other than Trustee charges or expenses attributable to the operating of the Funds described in Section 5.1.

4.9	Transfer of Accounts To and From Other Plans. Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in the Plan to a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code, provided that such transfer shall occur only so long as the transfer to such other plan meets the requirements of Section 401(a) of the Code. Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code to the Plan provided that such transfer shall occur only so long as the transfer from such other plan meets the requirements of Section 401(a) of the Code.

4.10	Limitation of Deferred Contributions for Highly Compensated Employees.

(a)	Qualification under Section 401(k) of the Code. Deferred Contributions for any Plan Year shall not exceed the maximum amount permitted under Section 401(k) of the Code with respect to a qualified cash or deferred arrangement, which limitation shall be determined and administered under the procedures set forth below. The Plan Administrator shall establish such rules as it may deem necessary and appropriate to assure that the Plan and contributions thereunder satisfy the requirements of a qualified cash or deferred arrangement under Section 401(k) of the Code. If the Plan Administrator determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Plan Administrator may prospectively reduce the maximum percentage amount of Deferred Contributions of each Highly Compensated Employee whose Deferred Contribution percentage is more than such maximum. The Plan Administrator shall have the authority to establish a lower maximum percentage amount of Deferred Contributions if, in the discretion of the Plan Administrator, this would be beneficial to the Plan by ensuring compliance with the provisions of Section 401(k)(3)(A) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant’s regular paycheck or, in the case of Deferred Contributions and at the election of the Participant, contributed to the Plan as Participant Contributions.

(b)	Limitation on Deferred Contributions. Notwithstanding any other provisions of this Plan, for any Plan Year the Deferred Contributions for any Highly Compensated Employee shall not exceed the amount permitted under Subsection (c).

(c)	Application of Limitation. If, for any Plan Year, the average of the Actual Deferral Rates for the group of Highly Compensated Employees exceeds the Maximum Deferral Rate (called the “Excess Contribution”), the Plan Administrator shall reduce the Deferred Contributions for the Plan Year of such Highly Compensated Employee or Employees whose Deferred Contributions are the highest in the following manner:

(1)	the amount of such Excess Contributions which must be distributed (or which may, in the discretion of the Plan Administrator be recharacterized) (called the “Distribution Amount”) shall be determined in the following manner:

(A)	Reduce the contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest by one-hundredth (1/100) of one percentage point.

(B)	If any Excess Contribution remains, the contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest (including the contribution percentage of any Highly Compensated Employee whose contribution percentage was adjusted under subparagraph (A)) shall be reduced by one-hundredth (1/100) of one percentage point.

(C)	If any Excess Contribution remains, the procedures of subparagraph (B) shall be repeated until such Excess Contribution shall have been eliminated.

(D)	The sum of the dollar amounts necessary to reduce the percentages pursuant to subparagraphs (A) through (C) shall be the Distribution Amount.

(2)	The Deferred Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced by the lesser of the amount required to

(A)	cause the dollar amount of such Highly Compensated Employee’s Deferred Contributions to equal the dollar amount of the Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or

(B)	the amount necessary to reduce the Distribution Amount to zero.

(3)	If any Distribution Amount remains, the procedure set forth in subparagraph (2) shall be repeated until the Distribution Amount is reduced to zero.

(4)	No further reductions shall be required after the Distribution Amount is reduced to zero, regardless of whether or not the average of the Actual Deferral Rates for the group of Highly Compensated Eligible Employees continues to exceed the Maximum Deferral Rate.

Any Excess Contributions (and any earnings allocable to such contributions) required to be distributed pursuant to the foregoing provisions of this Subsection (c) shall be distributed, if possible, to the Highly Compensated Employee for whom contributed within two and one-half (2 1/2) months after the close of the Plan Year for which contributed and in no event later than twelve (12) months following the close of such Plan Year; provided, however, that such amount shall be reduced by any Deferred Contributions previously distributed to such Participant under Section 4.16 for the calendar year ending with or within the Plan Year.

(d)	Fail-Safe Contribution. Notwithstanding the procedures set forth in Section 4.10(c) above, if an adjustment of Deferred Contributions is required as provided herein for any Plan Year, the Participating Company shall have the option of authorizing an additional Employer Contribution (which satisfies the requirements of Sections 401(k)(2)(B) and (C) of the Code and which shall be credited to the Deferred Contribution Account of a Participant) to be made on behalf of any group of Participants so as to cause either of the tests of Section 2.22 to be met. The decision of the Participating Company in this regard shall be final and shall not be subject to question by the Trustee, the Plan Administrator or by any Participant or group of Participants.

(e)	Permissive Aggregation. The Plan Administrator may permissively aggregate the provisions of this Section 4.10 with similar provisions of a related plan or restructure this Plan or permissibly aggregated plan in the manner provided under Treasury Regulations for purposes of determining whether cash or deferred arrangements satisfy Sections 401(a)(4), 410(b) and 401(k) of the Code.

(f)	Incorporation by Reference. For the purposes of this Section 4.10, the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 401(k)-1 are incorporated herein by reference and supersede the provisions of this Section 4.10, except where elections have been made in this Section 4.10, in which case such elections will apply.

(g)	Other Adjustment Procedures. If the application of the limitations in this Section 4.10 results in a reduction of previously contributed Deferred Contributions on behalf of Highly Compensated Employees, Employer Contributions (and any income allocable to such contributions) allocable with respect thereto (prior to such reduction) which are not distributed under Subsection 4.11(c) shall be forfeited.

4.11	Limitation on Employer Contributions for Highly Compensated Eligible Employees.

(a)

Qualification under Section 401(m) of the Code. Employer Contributions and Participant Contributions for any Plan Year (to the extent not used to comply with the limitations of Subsection 4.11(b)) shall not exceed the maximum amount permitted under Section 401(m) of the Code, which limitation shall be determined and administered under the procedures set forth below. The Plan Administrator shall establish such rules as it may determine necessary and appropriate to assure that the Plan and Employer Contributions satisfy the requirements of Section 401(m) of the Code. If the Plan Administrator determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Plan Administrator may prospectively reduce the maximum percentage amount of Participant Contributions and, if necessary, Employer Contributions of each Highly Compensated Employee whose percentage of Participant Contributions and Employer Contributions is more than such maximum. The Plan Administrator shall have the authority to establish a lower maximum percentage amount of Participant Contributions and, if necessary, Employer Contributions if, in the discretion of the Plan Administrator, this would be beneficial to the Plan by ensuring compliance with the provisions of Section 401(m)(2) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction in Participant Contributions which is necessary shall be included in the Participant’s regular paycheck.

(b)	Limitation on Employer Contributions. Notwithstanding any other provisions of this Plan, for any Plan Year the Employer Contributions and Participant Contributions for any Highly Compensated Employee shall not exceed the amount permitted under Subsection (c).

(c)	Application of Limitation. If, for any Plan Year, the average of the Actual Contribution Rates for the group of Highly Compensated Employees exceeds the Maximum Contribution Rate (called the “Excess Aggregate Contribution”), the Plan Administrator shall reduce the Participant Contributions and, if necessary, the Employer Contributions for the Plan Year of such Highly Compensated Employees whose Aggregate Contributions are the highest in the following manner:

(1)	the amount of such Excess Aggregate Contributions which must be distributed (called the “Distribution Amount”) shall be determined in the following manner:

(A)	Reduce the Participant Contributions percentage and, if necessary, the Employer Contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest by one-hundredth (1/100) of one percentage point.

(B)	If any Excess Aggregate Contribution remains, the Participant Contributions percentage and, if necessary, the Employer Contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest (including the contribution percentage of any Highly Compensated Employee whose contribution percentage was adjusted under subparagraph (A)) shall be reduced by one-hundredth (1/100) of one percentage point.

(C)	If any Excess Aggregate Contribution remains, the procedures of subparagraph (B) shall be repeated until such Excess Aggregate Contribution shall have been eliminated.

(D)	The sum of the dollar amounts necessary to reduce the percentages pursuant to subparagraphs (A) through (C) shall be the Distribution Amount.

(2)	The Aggregate Contributions of the Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced by the lesser of the amount required to (i) cause the dollar amount of such Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) the amount necessary to reduce the Distribution Amount to zero.

(3)	If any Distribution Amount remains, the procedure set forth in subparagraph (B) shall be repeated until the Distribution Amount is reduced to zero.

(4)	No further reductions shall be required after the Distribution Amount is reduced to zero, regardless of whether or not the average of the Actual Contribution Rates for the group of Highly Compensated Employees continues to exceed the Maximum Contribution Rate.

Any Excess Aggregate Contributions (and any earnings allocable to such contributions) required to be distributed pursuant to the foregoing provisions of this Subsection (c) from Participant Contributions and, if necessary, from Employer Contributions to the extent vested, shall be distributed to the Highly Compensated Employee for whom contributed. Distribution shall occur, if possible, within two and one-half (2 1/2) months after the close of the Plan Year for which contributed but in no event later than twelve (12) months following the close of such Plan Year. Any such Excess Aggregate Contributions (and any income allocable to such contributions) which are not vested shall be forfeited.

(d)

Fail-Safe Contribution. Notwithstanding the procedures set forth in Section 4.11(c) above, if an adjustment of Employer Contributions is required as provided herein for any Plan Year, the Participating Company shall have the option of authorizing an additional Employer Contribution (which satisfies the requirements of Sections 401(k)(2)(B) and (C) of the Code and which shall be credited to the Participant’s

Employer Contributions Account) to be made on behalf of any group of Participants so as to cause either of the tests of Section 2.21 to be met. The decision of the Participating Company in this regard shall be final and shall not be subject to question by the Trustee, the Plan Administrator or by any Participant or group of Participants.

(e)	Permissive Aggregation. The Committee may permissively aggregate the provisions of this Section 4.11 with similar provisions of a Related Plan or restructure this Plan or such permissively aggregated plan in the manner provided under Treasury Regulations for purposes of determining whether cash or deferred arrangements satisfy Sections 401(a)(4), 410(b) and 401(m) of the Code.

(f)	Incorporation by Reference. For the purposes of this Section 4.11, the provisions of Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-1 are incorporated herein by reference and supersede the provisions of this Section 4.11, except where elections have been made in this Section 4.11, in which case such elections will apply.

4.12	Determination of Earnings. For purposes of determining earnings allocable to (a) Excess Contributions under Section 4.10(c), or (b) Excess Aggregate Contributions under Section 4.11(c), earnings shall be calculated on a reasonable basis as determined by the Plan Administrator or in accordance with Treas. Reg. Sections 1.401(m)-1(e)(3)(ii)(B) and 1.401(k)-1(f)(4)(ii)(B) or as follows:

where:

E =	the applicable excess amount,

G =	the net gain or loss for the Plan Year in the Participant’s affected Accounts,

AB = the total value of the Participant’s affected Accounts, determined as of the end of the Plan Year being corrected,

M = the number of full months from the Plan Year end to the date the excess amount is paid, plus one for the month during which payment is to be made if payment will occur after the 15th of that month.

4.13	Incorporation by Reference. The provisions of this Article 4 are intended to satisfy the requirements of Sections 401(k)(3), (m)(2), and (m)(9) and 415 of the Code and Treasury Regulations Sections 1.401(k)-1(b), 1.401(m)-1(b) and, for purposes of this Article 4, the provisions of Sections 401(k)(3), (m)(2), and (m)(9) and 415 of the Code and Treasury Regulations Sections 1.401(k)-1(b), 1.401(m)-1(b) are incorporated herein by reference and supersede the provisions of this Article 4, except where elections have been made in this Article 4, in which case such elections will apply.

4.14	Qualified Separate Line of Business. The Committee in its sole discretion may apply the provisions of this Article separately with respect to each qualified separate line of business, as defined in Section 414(r) of the Code.

4.15	Maximum Contributions. Notwithstanding anything contained herein to the contrary, the Deferred Contributions made to a Participant’s Deferred Contributions Account plus any amount that a Participant elects to defer under any other qualified cash or deferred arrangement for any Plan Year shall not exceed the Contribution Dollar Limit, and the total contributions made and forfeitures allocated to the Employer Contributions, Participant Contributions and Deferred Contributions Accounts of a Participant for any Plan Year shall not exceed the lessor of $40,000, or 100% of the Participant’s compensation as defined in Section 415(c)(3) of the Code. The Contribution Dollar Limit and $40,000 limitations are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

If for any Plan Year the limitations described in above paragraph would be exceeded with respect to any Participant, the Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce the Annual Additions to the level permitted.

(a)	The Participant’s Deferred Contributions shall be reduced as provided in Section 4.15.

(b)	If, after the adjustment in (a), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund (and the value of such an account will not be taken into account in valuing other Accounts under the Plan).

(c)	Notwithstanding the previous provisions of this Section 4.15, Deferred Contributions may be distributed, Participant Contributions may be returned, and gains attributable to such Deferred Contributions and Participant Contributions may be distributed pursuant to Treasury Regulation §1.415-6(b)(6)(iv) to the extent that the distribution or return would reduce the excess amounts in the Participant’s Account.

4.16	Return of Excess Annual Additions, Deferrals and Contributions.

(a)	If a Participant’s Deferred Contributions cause the annual additions allocated to a Participant’s Account to exceed the limit imposed by Section 4.15, such excess contributions (plus any gains thereon) will be returned to the Participant in the following order: (i) Deferred Contributions for which no Employer Contributions were made; and (ii) Deferred Contributions for which Employer Contributions were made. Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 4.10 and 4.11.

(b)	After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Participant’s aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant’s “excess deferrals”):

(1)	Not later than the first March 15 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant’s Deferred Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and will notify the Plan Administrator of any amount allocated to the Plan.

(2)	If excess deferrals have been made to the Plan on behalf of a Participant for a Plan Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

(3)	As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.

(c)	After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b) above, if the actual deferral percentage of Highly Compensated Employees exceeds the limit imposed by Section 4.10, the distribution rules of Section 4.10 will apply.

(d)

If a Participant’s Deferred Contributions (plus or minus any gains or losses thereon) are returned to him pursuant to the provisions of this Section 4.16, any Employer Contributions (plus or minus any gains or losses thereon) with respect to such returned Deferred Contributions will be immediately forfeited. Notwithstanding the preceding sentence, if a Participant’s Deferred Contributions are treated as Catch-up Contributions, any Employer Contributions (plus or minus any gains or losses thereon) with respect to such Deferred Contributions will (1) be forfeited if such Deferred Contributions are treated as Catch-up Contributions because of the limit imposed by Section 4.10, or (2) not be forfeited if such Deferred Contributions are treated as Catch-up Contributions because of the Contribution Dollar Limit. Any such forfeitures will be applied to reduce the Company’s obligation to make Employer Contributions pursuant to Article 9.

(e)	After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or re-characterized, in accordance with subsections (a), (b), (c), and (d) above, if the contribution percentage of Highly Compensated Employees exceeds the actual contribution percentage limit imposed by Section 4.11, the distribution rules of Section 4.11 will apply.

The determination of the excess aggregate contributions under this subsection (e) for any Plan Year will be made after taking the measures called for by the preceding subsections of this Section 4.16.

ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS

5.1	Investment Choices. Each Participant shall direct the investment of his contributions or interest in the Fund by written direction or other means established by the Plan Administrator, within the investment options and administrative policies made available by the Plan Administrator and in accordance with Section 5.2. The continued availability of the investment funds offered cannot be assured on the same terms as may apply from time to time. Each such investment shall be made by the Trustee subject to the following restrictions and provisions:

(a)	Any portion of an investment fund may be maintained in cash at the discretion of the Trustee pending its permanent investment or distribution.

(b)	The Plan Administrator shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.

(c)	Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant’s account shall be credited with a proportionate number of shares as determined by the Trustee.

(d)	Any such segregated account shall share only in the investment income, gains and losses generated by the investments directed for such account.

(e)	The Trustee shall not be obligated to make a directed investment which would, in the sole discretion of the Trustee, require an investment by the Trustee of more than the amount which is credited, or to be credited to the account of the Participant.

(f)	This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Pursuant to Section 404(c), (i) the Accounts for the Participant directing investments shall bear all losses from such investments and the Trustee, Plan Administrator, and Affiliated Companies shall be free of any liability arising from such investments, and (ii) the Trustee shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

(g)	With respect to any investment Fund (other than the Fund sometimes referred to as the “Company Stock Fund” which, except for cash awaiting investment, is invested exclusively in Company Common Stock), the Trustee will exercise voting, tendering and similar rights appurtenant to a Participant or Beneficiary’s investment in such investment Fund in accordance with the directions of the Plan Administrator.

(h)	The Company Stock Fund is designed to invest primarily in employer securities, provided that Participants shall be permitted to make investment diversification elections which are sufficient to meet the requirements of Section 401(a)(28)(B) of the Code. The Company Stock Fund shall be invested exclusively in Company Common Stock except for cash awaiting investment. With respect to the Company Stock Fund, the Trustee will vote (and exercise similar rights, other than the right to tender) shares of qualifying employer securities within the meaning of Section 409(l) of the Code (“Company Stock”) attributable to each Participant’s Account in accordance with the directions of each Participant or Beneficiary. If a Participant or Beneficiary fails to properly give directions to the Trustee within the appropriate time period, the Trustee will vote (or exercise the similar rights with respect to) the shares in the same proportion as it votes (or exercise rights with respect to) shares as to which directions have been received.

(i)	The Plan Administrator shall have the discretion to administer Company Stock Fund in conjunction with other Company Stock funds maintained in other qualified employee benefit plans sponsored by the Company or an Affiliated Company.

5.2	Investment Elections. Prior to the date the Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all of his contributions and Accounts. Separate investment elections with respect to Deferred Contributions, Participant Contributions, Employer Contributions or different Accounts may not be made. If a Participant wishes to utilize more than one Fund, he shall notify the Trustee in accordance with procedures established by the Plan Administrator as to the percentage of his contributions and Accounts to be invested in each Fund. Such percentage must either be 1% or a whole percentage.

5.3	Investment Election Limitation. A Participant may elect to change his investment election with respect to contributions to be made hereunder at any time. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable after receipt.

5.4

Valuation of Accounts. The value of a Participant’s Accounts in a Fund will be accounted for using the unit method of accounting unless the Plan Administrator elects to use share accounting for one or more Funds. When a Participant elects to invest contributions or Accounts into one of the investment Funds, the number of shares credited to the Participant’s Account as of the applicable Valuation Date will be equal to the Participant’s contributions or any amount to be invested whether by intra-plan transfer, direct Rollover or Trustee Transfer to be invested in the investment Fund divided by the price per share of the shares purchased plus fees and expenses for that Valuation Date by the investment Fund. If a Participant elects to transfer the investment of a Participant’s Accounts out of one of the investment Funds, the amount transferred out of the respective investment Fund will be equal to the number of shares in that Participant’s Account that are to be transferred, distributed or withdrawn, as of the

Valuation Date that the authorized directions are received by the Trustee from the Plan Administrator, multiplied by the closing price per share of the shares sold for that Valuation Date on the New York Stock Exchange Composite Transactions Report. Dividends paid on any shares in one of the investment Funds are allocated on an accrual basis based upon the dividend’s record date and are reinvested in the Fund. Notwithstanding the foregoing, in the event of an extraordinary level of Participant transaction activity or to satisfy Plan administrative requirements as may be determined in the discretion of the Plan Administrator, the unit value for Participant transactions may be determined by the sale or purchase prices of transactions executed on one or more days following receipt of a Participant’s direction and based upon the execution prices realized by the Fund. All valuations of Company Stock, if not readily tradable on an established securities market, will be made by an independent appraiser as defined in Section 401(a)(28)(C) of the Code.

5.5	Interfund Transfers. A Participant may elect at any time to transfer a whole percentage or a specified whole dollar amount of the value of his Accounts from one Fund to another. Separate elections to transfer the Participant’s separate Accounts may not be made. The Participant’s election to transfer must be made in accordance with procedures and restrictions established by the Plan Administrator. Such election shall be processed as soon as reasonably practicable after its receipt.

5.6	Tender or Exchange Offer. Each present or former Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Accounts, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to shares of Company Stock. The Plan Administrator shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such Company Stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the Company Stock allocated to his Accounts, and the Trustee shall not tender or exchange any such Company Stock. Unallocated shares of Company Stock shall be tendered or exchanged in the same proportion as are shares with respect to which Participants (or Beneficiaries thereof) have the right of direction.

ARTICLE 6 - VESTING

6.1	Vested Interest. A Participant’s interest in his Accounts shall be fully vested at all times, except that the interest of a Participant (other than a former participant in the BNI Plan with at least 3 Years of Vesting Service as of January 1, 1997) in his Employer Contributions Account attributable to Employer Contributions made after January 1, 1997, shall become fully vested at the earliest of the following dates:

(a)	The date of the Participant’s death while employed by an Affiliated Company.

(b)	The date the Participant incurs a Total Disability while employed by an Affiliated Company.

(c)	The Participant’s Normal Retirement Date while employed by an Affiliated Company.

(d)	The date the Participant actually retires or terminates at a time when eligible to retire from active service with any and all Participating or Affiliated Companies pursuant to the terms of any qualified retirement plan maintained by his Employer.

(e)	The date of termination of this Plan or the date of complete cessation of Employer Contributions hereunder.

Prior to the date that the Participant’s interest in his Employer Contributions Account becomes fully vested in accordance with this Section 6.1, the Participant shall have a vested interest with respect to amounts attributable to Employer Contributions made after January 1, 1997, in accordance with the following schedule.

Number of Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

Notwithstanding the foregoing, a Participant’s interest in his Vested Employer Contributions Earnings Account shall be fully vested at all times. Notwithstanding the foregoing, any Participant employed by Santa Fe Pacific Pipelines, Inc. on March 6, 1998 shall be fully vested in his Employer Contributions Account. Notwithstanding the foregoing, any Participant whose employment with a Participating Company is terminated for reasons other than cause as a result of the transaction described in the Comprehensive Outsourcing Agreement between The Burlington Northern and Santa Fe Railway Company and International Business Machines Corporation (“IBM”), and who is employed by IBM or an affiliate of IBM within six months after such date of termination, shall be fully vested in his Employer Contributions Account.

6.2	Employee Transfers. In the event a Participant transfers from a Participating Company to a Non-Participating but Affiliated Company, or from a salaried position to a non-salaried position with an Affiliated Company, the Participant shall have a vested interest in his Employer Contributions Account determined as if the Participant had remained an employee of a Participating Company. Further, in the event that a Participant transfers from a salaried position to a non-salaried position with an Affiliated Company, the Participant may, within sixty days of satisfying the participation requirements of a qualified plan maintained by that Affiliated Company, elect to transfer his Accounts to such plan provided the transfer to such other qualified plan meets the requirements of Sections 401(a) and 414 of the Code.

6.3	Nonforfeitable Rights. No amendment to the vesting provisions or merger of another plan into this Plan shall deprive a Participant of his nonforfeitable right accrued under this Plan or any other plan to the date of any such amendment or merger.

In the event of an amendment to the Plan or the merger of another plan into this Plan which directly or indirectly affects the computation of a Participant’s nonforfeitable percentage under this Plan or another plan, each Participant with at least 3 years of service with an Affiliated Company may irrevocably elect to have his nonforfeitable percentage computed under this Plan without regard to such amendment or merger.

Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment or merger, provided, however, that the election period shall end no earlier than the latest of 60 days following the date the amendment or merger is adopted or effective or the date the Participant is given written notification of the amendment or merger by the Company or Plan Administrator.

ARTICLE 7 - WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

7.1	Participant Contributions Account Withdrawals. A Participant may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Participant Contributions Account, less the amount subject to an outstanding loan. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

7.2	Age 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Flex Account (if any), his ESOP Account (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account (if any), his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any), less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contribution Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each Account is completely withdrawn before proceeding to the next Account. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

7.3	Hardship Withdrawals. A Participant who has not attained age 59 1/2 may at any time, but not more frequently than once a month and only if he has not taken a loan under Article 15 in the same month, request to withdraw an amount equal to his Flex Account (if any), his ESOP Account (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account (if any), his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any), less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contributions Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each account is completely withdrawn before proceeding to the next account. Amounts representing income credited to a Participant’s Deferred Contributions Account after December 31, 1988, may not be withdrawn.

The Participant’s request to withdraw under this Section 7.3 must be made in writing to the Plan Administrator. The basis for the Plan Administrator consenting to or refusing to consent to the Participant’s request shall be that of demonstrated hardship. For purposes of this section a hardship exists only if there is an immediate and heavy financial need of the Participant and a withdrawal under this section is necessary to satisfy such financial need.

The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

A withdrawal request will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the request is on account of:

(a)	Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d);

(b)	Costs directly related to the purchase of a principal residence for a Participant (excluding mortgage payments);

(c)	Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children, or dependents (as defined in Section 152 of the Code); or

(d)	The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)	Other definitions of deemed immediate and heavy financial needs promulgated by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

(a)	The Participant states in writing that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution utilizing such tax rates and procedures as established by the Plan Administrator.

(b)	The Participant has obtained all distributions, other than hardship distributions (including cash currently available under Section 7.5), and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

(c)	In the case of a Participant who receives a distribution under this Section 7.3 in calendar year 2001, Deferred Contributions and Participant Contributions will be suspended for 6 months after receipt of the hardship withdrawal or until January 1, 2002, if later, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Employer for 6 months after receipt of the hardship distribution or until January 1, 2002, if later. In the case of a Participant who receives a distribution under this Section 7.3 after December 31, 2001, Deferred Contributions and Participant Contributions will be suspended for 6 months after receipt of the hardship withdrawal, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Employer for 6 months after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

The Plan Administrator may accept the written statement of the Participant as to his financial resources unless it has reason to believe the statement is in error. No withdrawal from a Participant’s Deferred Contributions Account shall be permitted unless a complete withdrawal of the Participant’s other Accounts is insufficient to defray the hardship expense.

Each such withdrawal shall be processed as soon as reasonably practicable and will be given effect as of the Valuation Date that authorized directions are received by the Trustee from the Plan Administrator. Such withdrawal shall be made on a pro rata basis from all Funds.

If a Participant is married and wishes to make a withdrawal under this section, he must submit to the Plan administrator his Spouse’s written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the distribution.

7.4	Outstanding Loans. Amounts withdrawn by a Participant may not be returned to the Plan. If a Participant has an outstanding Loan pursuant to Article 15, no withdrawal shall be permitted which would reduce the Participant’s vested interest in his Accounts below the outstanding principal balance of the loan plus any interest to be accrued with respect to such loan.

7.5

ESOP Distributions. Unless otherwise established by the Plan Administrator, each Participant in the ESOP at 4:00 p.m. Eastern Standard Time on the third business day prior to the record date for a dividend by the Company may elect to have such dividend (i) distributed in cash to such Participant, or (ii) reinvested in the Company Stock Fund. Unless otherwise established by the Plan Administrator, such an election shall be irrevocable with respect to each dividend on the business day which is the third business day prior to the date the Company pays such dividend to its shareholders and may not be changed until after the second business day after the date the Company pays such dividend to its shareholders. In the absence of an election by a Participant to have a dividend distributed in cash, such Participant shall be deemed to have elected to have such dividend reinvested in the Company Stock Fund. Any amounts representing earnings with respect to a Participant’s Employer Contributions Account which are reinvested in the Company Stock Fund pursuant to this Section 7.5 shall be held in the Participant’s Vested Employer Contributions Earnings Account. All other amounts representing earnings with respect to Accounts which are reinvested in the Company Stock Fund shall be held in the Accounts from which such dividends were earned.

7.6	Forms of Withdrawals. A withdrawal under Section 7.1, 7.2 or 7.3 shall be in a lump sum in cash or in whole shares of Company Stock or partly in cash and partly in whole shares of Company Stock. A Participant who elects to receive whole shares of Company Stock in excess of such Participant’s interest in the Company Stock Fund shall be treated as having elected an interfund transfer to the Company Stock Fund in accordance with Section 5.5 hereof in an amount necessary to provide for such distribution.

ARTICLE 8—DISTRIBUTIONS OTHER THAN WITHDRAWALS

8.1	Distribution Elections. Upon the termination of a Participant’s employment with all Affiliated Companies on or prior to the Participant’s Normal Retirement Date, or upon a Participant’s Total Disability on or prior to the Participant’s Normal Retirement Date, the Participant shall be entitled to a distribution of the value of his vested Accounts. Such distribution shall occur as soon as practicable on or after the Participant’s Normal Retirement Date as of the Valuation Date that authorized distribution directions are received by the Trustee, unless the Participant makes an election pursuant to the following sentence.

A terminated Participant or a Participant who has incurred a Total Disability may elect to receive or commence receiving a distribution at any time prior to Normal Retirement Date upon application to the Plan Administrator in accordance with such procedures and standards as it may establish. Such distribution shall occur as of the Valuation Date that authorized distribution directions are received by the Trustee.

If a Participant continues in the employ of a Participating Company beyond his Normal Retirement Date, distribution of his Accounts shall be deferred until his actual retirement and shall be made as soon as reasonably practicable thereafter as of the Valuation Date that authorized distribution directions are received by the Trustee.

In no event shall a distribution commence later than April 1 of the calendar year following the later of either (a) the year in which the Participant attains age 70 1/2 or, (b) the calendar year in which the employee retires. The immediately preceding sentence notwithstanding, distributions to a 5-percent owner (as defined in Section 416 of the Code) must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

Payment of a Participant’s benefits shall be in a lump sum in cash or in whole shares of Company Stock or partly in cash and partly in whole shares of Company Stock. A Participant who elects to receive whole shares of Company Stock in excess of such Participant’s interest in the Company Stock Fund shall be treated as having elected an interfund transfer to the Company Stock Fund in accordance with Section 5.5 hereof in an amount necessary to provide for such distribution. The payment of a Participant’s benefits may also be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant pursuant to rules established by the Plan Administrator, the payment of a Participant’s benefits shall be in a lump sum in cash.

Notwithstanding the foregoing provisions of this section, if, following the termination of a Participant’s employment with any and all Participating Companies the value of the Participant’s Accounts does not exceed $5,000, the payment of the Participant’s benefits shall occur as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee. The payment of a Participant’s benefits may be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant, the payment of a Participant’s benefits shall be in a lump sum in cash.

Notwithstanding any provision herein to the contrary, but subject to the requirements of ERISA and the Code, any distribution hereunder shall be subject to the terms and conditions of any investment contract or arrangement established with respect to the investment of Plan Assets and may be deferred from one Valuation Date to another Valuation Date due to administrative necessity, practicality or convenience or due to unforeseen market conditions.

8.2	Death of a Participant. Upon the death of a Participant prior to the termination of his employment with all Affiliated Companies, a distribution of the deceased Participant’s Accounts shall be made to his designated Beneficiary. Upon the death of a Participant after termination of his employment with all Affiliated Companies, a distribution of the vested portion of the deceased Participant’s Accounts, if any, shall be made to his designated Beneficiary. The Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits to which he is entitled hereunder, and to change any such designation. Each such designation for death benefits shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant. If a Participant is married and wishes to designate a beneficiary other than his Spouse, he must submit his Spouse’s written consent, executed and witnessed by a plan representative or a notary public. A Beneficiary designation may be revoked or amended only by the completion of a new Beneficiary designation form, provided, however, that if a Participant’s spouse is named as such Participant’s Beneficiary, and the Participant and such spouse are subsequently divorced, then the designation of the spouse made prior to the divorce shall be null and void. In order to designate a former spouse as a Beneficiary, a new Beneficiary designation form must be completed. If no such designation is on file with the Plan Administrator at the time of the death of the Participant, or if for any reason such designation is defective, then the Participant’s Spouse, if living, his children, if living, or his estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit. Payment of the death benefits shall be in any method or methods described in Section 8.1 of this Article as shall be chosen by the Beneficiary. Payment of such death benefits shall be made or shall commence to be made as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee.

8.3	Missing Participant. If benefits remain to be paid to a Participant at a time when the Plan Administrator is unable to locate the Participant or his Beneficiary, the Plan Administrator shall cause the Participant’s benefits to be distributed or paid to the person or persons who can be located in the following priority:

(a)	in the event of a missing Participant, benefits will be distributed to the Participant’s Beneficiary;

(b)	in the event the Participant and all Beneficiaries are missing, benefits will be distributed to the Participant’s Spouse;

(c)	after unsuccessful attempts have been made by the Plan Administrator to locate persons described in the priority categories set forth above, the benefits of the Participant or of any Beneficiary will be forfeited, provided that the such benefits shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit. The amount required to reinstate such benefits shall be charged against the Plan’s forfeitures, and if insufficient, be made up from additional Employer Contributions. Any benefit which is lost by reason of escheat under applicable state law shall not be treated as a forfeiture.

A substitute beneficiary will not be determined under this section with respect to a missing Participant or missing Beneficiary unless the Participant or Beneficiary, as the case may be, has failed to claim the Participant’s Accounts or notify the Plan Administrator of his whereabouts within three years after the Plan Administrator notifies such Participant or Beneficiary of his entitlement to benefits at his last post office address filed with the Plan Administrator.

8.4	Payment Unable To Be Distributed. If the amount of a payment or distribution required to commence on a date determined under this Article cannot be ascertained by such date, or if it is not possible to make such payment or distribution on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment or distribution retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment or distribution can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

8.5	Valuation Of Accounts. Distributions made in accordance with this Article shall be based on the value of the Participant’s Accounts as of the Valuation Date that authorized distribution directions are received by the Trustee.

8.6	Notices Of Distribution. If any distribution under this Plan is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

(c)	the Participant, after receiving the notice, affirmatively elects a distribution.

8.7	Stock Bonus Distributions.

(a)

Notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant and the Participant’s spouse to a distribution with a present value in excess of $5,000, a Participant may elect to have the portion of the Participant’s Account distributed in which case the following will apply:

(1)	If the Participant has a termination of employment by reason of the attainment of age sixty-five (65), death, or incurs a Disability, the distribution of such portion of the Participant’s Accounts will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 8.7.

(2)	If the Participant has a termination of employment for any reason other than those enumerated in paragraph (1) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such termination of employment, distribution of such portion of the Participant’s Accounts will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant has a termination of employment unless the Participant otherwise elects under the provisions of this Plan other than this Section 8.7.

(3)	If the Participant has a termination of employment for a reason other than those described enumerated in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such termination of employment, distribution to the Participant, prior to any subsequent termination of employment, shall be in accordance with the terms of the Plan other than this Section 8.7.

(b)	Notwithstanding any other provisions of the Plan regarding a Participant’s right to exercise a put option, in the case of a distribution of Company Stock which is not readily tradable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. Such put option shall provide that if an Employee exercises the put option, the Employer, or the Plan if the Plan so elects, shall repurchase the Company Stock as follows:

(1)	If the distribution constitutes a Total Distribution, payment of the value of a Participant’s Accounts shall be made over a period not exceeding five (5) substantially equal annual payments. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

(2)	If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the value of the Company Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

For purposes of this section, a “Total Distribution” means a distribution to a Participant or a Participant’s beneficiary, within one taxable year of such receipt, of the entire balance to the credit of the Participant.

ARTICLE 9 - FORFEITURES

9.1	Forfeiture of Employer Contributions Account.

(a)	Forfeiture Where Payment Commences After a Break in Service. If no payment of a Participant’s vested interest in his Accounts occurs before the Participant incurs a Break in Service, that portion of the Participant’s Employer Contributions Account in which he was not vested at the date of his termination of employment shall be forfeited as of the completion of a Break in Service. If the Participant is reemployed as an Employee prior to having incurred a Break in Service, the forfeiture shall not occur. If the Participant is reemployed as an Employee after incurring a Break in Service, the Participant shall be fully vested in that portion of his Accounts accrued prior to the Break in Service and not forfeited as a result of such Break in Service.

(b)	Forfeiture Where Payment Commences Prior to a Break in Service. If payment of a Participant’s vested interest in his Accounts occurs prior to the occurrence of a Break in Service, that portion of his Employer Contributions Account which is forfeitable shall be forfeited as of the date when a distribution occurs or commences. Thereafter, if such person is rehired as an Employee prior to incurring a Break in Service, he shall be entitled to make repayment to the Plan of the full amount distributed to him on or after termination of employment no later than the earlier of (1) the date he incurs a Break in Service commencing after payment of such person’s vested interest, and (2) the last day of the 5-year period commencing on or after his date of reemployment. Upon making repayment in a single payment of the amount distributed to him, the amount repaid shall be credited to the Participant’s Accounts from which paid and the forfeiture shall be reinstated to his Employer contributions Account and invested in the same manner as the Account to which it is posted. The amount required to restore such Participant’s Accounts shall be charged against the Plan’s forfeitures, and if insufficient, be made up from additional Employer Contributions.

If the Employee makes the above-described repayment, such repayment shall be considered to be the “investment in the contract” for purposes of Sections 72(c)(1)(A), 72(f) and 402(e)(4)(D)(i) of the Code in relation to the amount reinstated in his or her Accounts on account of the repayment.

(c)	Forfeiture Account. A forfeiture will be posted, no later than the end of the Plan Year in which the forfeiture arises, to the Forfeiture Account. The Forfeiture Account shall be invested in such investments as are designated by the Plan Administrator. Except as otherwise provided in Section 12.3, no later than the end of such Plan Year, the Forfeiture Account shall be used in the following order: to reinstate Employer Contributions Accounts and benefits required to be reinstated pursuant to Section 8.3(c) and to reduce Employer Contributions, as determined by the Plan Administrator, and to pay expenses of the Plan.

(d)	Break in Service. A Break in Service means the end of five consecutive Plan Years for which a Participant is credited with less than 501 hours of work during each Plan Year. In determining whether this requirement has been met, an Employee will be credited with 190 hours for any month in which he receives compensation for one or more hours. Compensated hours shall include any hour the Employee is on a leave of absence granted by the Participating or Affiliated Company with or without pay and shall also include back pay, irrespective of mitigation of damages, awarded or agreed to be paid to him by a Participating or Affiliated Company, computed in conformity with the Employee’s basis of compensation at the time to which the award or agreement pertains.

For purposes of the preceding paragraphs, any Plan Year in which a Participant is absent from work on the last day of the Plan Year, (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be disregarded.

ARTICLE 10 - ADMINISTRATION

10.1	Plan Administrator. The Plan shall be administered by the Plan Administrator which shall also be the Named Fiduciary. The Plan Administrator may delegate from time to time ministerial duties to the chief Human Resources officer of the Company. From time to time, the Chairman of the Plan Administrator shall certify to the Trustee, the person or persons designated by the Plan Administrator to give notifications, instructions or advice to the Trustee. The Plan Administrator shall be entitled to rely upon certificates of or communications from a Participating Company or from the Trustee as to information pertinent to any calculation or determination under the Plan.

10.2	Administrative Powers. The Plan Administrator shall have full power and discretionary authority, within the limits provided by the Plan, to administer, construe and interpret the Plan, to decide all questions of eligibility, and to make all other determinations deemed necessary or advisable for the administration of the Plan, including:.

(a)	To determine all questions arising concerning the construction and interpretation of the Plan and in its administration, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of Employees and Participants and their Beneficiaries;

(b)	To adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes, including rules and regulations with regard to implementing Participant elections and requests by means other than in writing;

(c)	To enforce the Plan, in accordance with its terms; and

(d)	To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

The Plan Administrator shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Plan Administrator who is a Participant shall take part in any Plan Administrator action or any matter that has particular reference to his own interest hereunder. The Plan Administrator shall administer this Plan and discharge its responsibilities hereunder in a uniform and nondiscriminatory manner as to all Participants.

10.3	Information To Participants. The Plan Administrator shall see that books of account are kept which shall show all receipts and disbursements and a complete record of the operation of the Plan, including records of the Accounts of individual Participants. At least once in each year, the Plan Administrator shall cause to be furnished to each Participant a statement indicating on the basis of the latest available information the status of the Participant’s Account.

10.4	Direction To Trustee. The Plan Administrator will direct the Trustee to make investments under the contract or contracts in accordance with the investment selections made by the Participants pursuant to Article 5 hereof.

10.5	Requests To Trustee. In any case where the provisions of this Plan require the consent or approval by the Plan Administrator of an election or request made by an Employee, Participant or Beneficiary in order to make such election or request effective, the Plan Administrator shall act on such election or request as promptly as shall be reasonable in the circumstances. In any case where action by the Trustee is necessary in order to make operative an effective election or request made by an Employee, Participant or Beneficiary, it shall be the responsibility of the Plan Administrator to transmit such election or request to the Trustee in writing and as promptly as shall be reasonable in the circumstances. The Trustee shall not be obliged to take action with respect to any particular election or request unless the Trustee shall have received the election or request in such form and detail as shall reasonably be required by the Trustee.

10.6	Employment Of Advisors and Staff. The Plan Administrator may employ accountants, legal counsel, consultants, and any other persons or organizations it deems necessary or proper to assist it in the performance of its duties under the Plan.

10.7	Fiduciary Duties. The Plan Administrator shall discharge its duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries. They shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with the like aims.

10.8	Indemnification. Except as provided by law, the Participating Companies, its directors, officers, employees and agents and the Plan Administrator, or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the Accounts and shall be indemnified and held harmless by the Participating Companies from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Companies fail to provide such defense.

ARTICLE 11 - AMENDMENTS

11.1	Plan Amendments. This Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; however, the Chief Executive Officer of the Company may not amend the Plan in any manner which would increase the level of Participating Company contributions. The Plan, as amended, shall apply to the Participants and Participating Companies, unless a Participating Company elects to withdraw from the Plan. Such power of amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the Accounts, or any income therefrom, to any Participating Company; nor shall the power of amendment include the right to divest any Participant of the interest in his Accounts to which he would be entitled if he had terminated his service immediately before such amendment; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be exercised in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. There shall be no merger or consolidation of part or all of the Plan with, or any transfer of part or all of its assets or liabilities to, any other plan or trust (“Other Plan”) unless, pursuant to the terms of such merger, consolidation or transfer, each Participant and Beneficiary in the Plan whose interests are so merged, consolidated or transferred into, with, or to the Other Plan would (if the Other Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan were then terminated). Notwithstanding the foregoing provisions of this Section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

ARTICLE 12 - TERMINATION OF PLAN

12.1	Termination Of Plan By Participating Company. This Plan may be terminated as to all Participating Companies on any date specified by the Company upon 10 days’ advance written notice of the termination to the Plan Administrator and the Participating Companies. This Plan may be terminated at any time as to any particular Participating Company, for the following reasons:

(a)	The Participating Company voluntarily terminates this Plan;

(b)	The final and total discontinuance of Participating Company contributions hereunder;

(c)	The legal dissolution, merger, consolidation or reorganization of the Participating Company;

(d)	The filing of a petition in bankruptcy; or

(e)	The date that Participating Company ceases to qualify as an Affiliated Company. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by a Participating Company are transferred to another Participating Company coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

12.2	Vesting Rights. Except as provided for in Article 9 hereof, each Participant and the Beneficiary of each deceased Participant shall be vested with all rights to any funds in his Accounts as of the date of such termination, and such funds shall be distributed to such persons within a reasonable time.

12.3	Pro Rata Distribution Of Forfeitures. Any forfeitures which shall have occurred in accordance with Section 9.1 hereof prior to the termination of this Plan but which shall not have been applied to reduce Employer Contributions hereunder shall be distributed pro rata to those Participants who were Employees of the Participating Company or Companies on the effective date of the termination of this Plan.

12.4	Partial Termination. In the event of a partial termination of this Plan, the provisions of this Article 12 shall apply to each Participant and Beneficiary of each deceased Participant affected by the partial termination.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.1	Interpretation of Plan Provisions. This Plan is created for the exclusive benefit of Employees of the Participating Companies and their Beneficiaries. If any provision of this Plan is subject to more than one interpretation, then among those interpretations which are possible, that one shall always be given to this Plan and each and every one of its provisions which will be consistent with this Plan being a qualified plan within the meaning of Section 401 of the Code and ERISA, or as they may be amended or replaced by any sections of the federal law of like intent and purpose.

13.2	Prohibition On Reversion. Except as provided by the terms of Article 11 hereof, no funds contributed hereunder or any assets of this Plan shall ever revert to, or be used or enjoyed by, any Participating Company or any successor of any Participating Company, nor shall any such funds or assets ever be used other than for the benefit of the Participants or the Beneficiaries of such Participants.

13.3	Adoption Of Plan By Affiliated Company. Any Affiliated Company may, with the consent of the Chief Executive Officer, become a Participating Company in the Plan by filing a duly certified copy of the resolution of its Board of Directors adopting the Plan and executing and delivering such instruments and taking such other action as may be necessary to put the Plan into effect with respect to such Affiliated Company.

13.4	Alienation Of Benefits. No right or interest of any Participant of the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but in no way limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant, including claims for alimony or the support of any Participant’s Spouse.

13.5	Qualified Domestic Relations Orders. Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order (“QDRO”) as determined in accordance with Section 206 of ERISA shall be entitled, within 180 days from the date the alternate payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Article 8 of this Plan in full satisfaction of any liability of the Plan to such person. The Plan may retain the Participant’s Accounts in full upon receipt of notice of a pending QDRO until the final order is submitted or eighteen months has elapsed, whichever is earlier. In the event an alternate payee receives an interest in a Participant’s Accounts pursuant to Section 206 of ERISA, the alternate payee may direct the investment of such Accounts in the same manner as any Participant, but may not borrow from the Accounts. If a QDRO specifies that an alternate payee is entitled to any portion of a Participant’s Accounts which have an outstanding loan balance, all outstanding loans shall continue to be held in the Participant’s accounts and shall not be divided between the Participant and alternate payee.

Earnings on the benefits awarded the alternate payee by the court order shall accrue between the date specified for division of the Participant’s Accounts and the date the alternate payee’s Accounts are opened, only to the extent provided in the court order. Payment of the benefits from the alternate payee’s Accounts shall be made or shall commence to be made as established by court order or if not so specified, as soon as practicable on or after the Participant’s Normal Retirement Date as of the Valuation Date that authorized distribution directions are received by the Trustee, provided, however, that an alternate payee may elect to receive a distribution at such times and on such terms as are available to a Participant. An alternate payee may make an election pursuant to Article 7 of the Plan.

13.6	Appeals. Any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the chief Human Resources officer of the Company to a review of such denial by the Plan Administrator. Such review shall be initiated by the written request therefore by such person filed with the Plan Administrator within 60 days after receipt by the person of the denial by the chief Human Resources officer of the Company. The written request shall state the nature of the claim, the facts in support thereof and the amount claimed, and may include a demand for a personal hearing before the Plan Administrator as well as for reasonable access to the pertinent data upon which denial of the claim by the chief Human Resources officer of the Company was based, which demands shall not be unreasonably denied. The Plan Administrator shall conduct its review of the claim within 60 days after receipt of the written request of such person and furnish, within such time, to the claimant written notice of its decision, including therein specific reasons and references to pertinent Plan provisions upon which decision is based.

13.7	Availability of Plan Document. Copies of the Plan and any amendments thereto will be on file at the principal office of each Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

13.8	Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability or, in the Plan Administrator’s opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the payment of such benefits to such person’s legal representative or to a relative or friend of such person for such person’s benefit, or the Plan Administrator may direct the application of such benefits for the benefit of such person in any manner which the Plan Administrator may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

13.9

Legal Rights Of Participants. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Plan Administrator or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Plan Administrator nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Plan Administrator or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.

13.10	Final Judgments. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, an Employer, or any Trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefit, the cost of the Employers, the Plan Administrator, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company, the employer and the Plan Administrator, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant’s benefits to be distributed in a manner consistent with such final court order. The Plan Administrator shall not be required to comply with the requirements of a final court order in any action in which the Plan Administrator, a Trustee, the Plan or the trust was not a party.

13.11	Plan Provisions Held Illegal or Invalid. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

13.12	Illinois Law. This Plan shall be construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, and this Plan shall be administered, in accordance with the laws of the State of Illinois, subject, however, to applicable provisions of any federal law.

13.13	Intent. The Participating Companies intend that this Plan, as amended from time to time, shall constitute a qualified plan under the provisions of Sections 401(a) and (k) of the Code. The Participating Companies intend that this Plan shall continue to be maintained by them for the above purposes indefinitely, subject, however, to the rights reserved to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of any Participating Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

13.14	Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Accordingly, Participants who are absent from employment due to service which is protected under the Uniformed Services Employment and Reemployment Rights Act and who are reemployed may make Deferred Contributions, and the Employers will make Employer Contributions on behalf of such Participants in accordance with such section of the Code.

13.15	Application of Compensation Limitation. In the event the Compensation of a Participant for a Plan Year would exceed the maximum limitation on Compensation set forth in Section 2.7, the Compensation which will be taken into account under the Plan with respect to each payment of Compensation during such year shall be (i) first, an amount equal to seven times any Deferred Contributions made with respect to each payment of Compensation, to the extent of such Compensation, and (ii) next, with respect to each portion of any payment of Compensation which exceeds the amounts taken into account under (i) above, the full amount of such excess commencing with the first such payment in such year until the total amount taken into account for the Plan Year equals the maximum limitation amount for such year.

13.16	Telephonic and Electronic Transmissions Treated as Signed Writings. To the extent any election, direction, response, consent, designation or other action of a Participant, Beneficiary or other person under the Plan is permitted to be made by telephonic voice response or other telephonic or electronic transmission, such action by or on behalf of the Participant, Beneficiary or other person shall be considered an action by writing signed by the Participant, Beneficiary or other person for all purposes of the Plan.

ARTICLE 14 - TOP HEAVY RULES

14.1	Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article 14 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met. If the Plan is or ever becomes “top-heavy” as determined under Section 14.2, the following special rules shall apply.

(a)	If the Plan is top-heavy for a Plan Year, each Participant who is an Employee on the last day of the Plan Year shall receive an allocation of Employer Contributions and forfeitures equal to the product of

(1)	the Participant’s compensation while an active Participant during the Plan Year, and

(2)	the lesser of 3% or the ratio of Employer Contributions plus Deferred Contributions to compensation with respect to the key employee (as defined in Section 14.3) whose ratio is highest for the year.

For purposes of this section, including the determination of a Participant’s allocation of Employer Contributions under Section 4.7 if this section applies, compensation shall mean the amount specified in Treasury Regulation Section 1.415-2(d)(2), excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002) shall be disregarded. The $150,000 limitation (or the $200,000 limitation) is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

All non-key Employees who are Participants in the Plan and who have not separated from service by the end of the Plan Year shall receive an allocation pursuant to this subsection.

A non-key Employee shall not fail to receive an allocation pursuant to this section because he fails to elect Deferred Contributions or Employee Contributions for the year.

Notwithstanding any other provisions of the Plan, a non-key Employee shall not forfeit any allocations made pursuant to this section because of a withdrawal of Deferred Contributions or Employee Contributions.

If a Participant also participates in a defined benefit plan maintained by the Employer or an Affiliated Company which is top-heavy, the minimum allocation percentage specified in this section shall be increased to 5% of compensation.

This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Employer or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

(b)	All Employer-provided benefits shall become fully vested upon completion of three years of Vesting Service. For purposes of determining an Employee’s years of Vesting Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key Employee or former key Employee.

(c)	Notwithstanding any provision in the Plan to the contrary, distributions to a key Employee must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

14.2	Definition Of Top-Heavy. This Plan is “top heavy” for a Plan Year, if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of Key Employees (as defined in Section 14.3) exceeds 60% of the amount credited to the Accounts of all Participants (except former key Employees). If any individual has not performed services for the Employer maintaining the Plan at any time during the 1-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account. Notwithstanding the foregoing, the Plan shall be top heavy if, as of the determination date described above, it is included in an “aggregation group” which is a “top heavy group,” as those terms are defined in Section 416(g)(2) of the Code. For purposes of this section, the term “aggregation group” means each plan of an Affiliated Company in which a key employee is a participant, and each other plan of an Affiliated Company which enables any plan of an Affiliated Company in which a key employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Company may treat any plan not required to be included in an aggregation group under the preceding sentence as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account. For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 1-year period ending on the determination date shall be taken into account if the Participant’s account or benefit is otherwise taken in account in determining whether the Plan is top heavy. In the case of any distribution made for a reason other than separation from service, death, or disability, the preceding sentence shall be applied by substituting “5-year period” for “1-year period.”

14.3	Key Employees. A Participant shall be a “key Employee” if, during the Plan Year in question, he is:

(1)	an officer of the Employer having an annual compensation greater than $130,000, as adjusted for cost-of-living changes by the Secretary of the Treasury or his delegate, (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all Employees) shall be taken into account, as specified by the Plan Administrator;

(2)	a five percent owner of the Employer; or

(3)	a one percent or more owner of the Employer having an annual compensation from the Employer of more than $150,000.

ARTICLE 15 - LOANS

15.1	Loan Applications. A Participant may borrow from the Plan, subject to the following provisions of this Article 15 and to such additional standards as the Plan Administrator may adopt, by making prior application to the Plan Administrator. A Participant seeking a loan hereunder must submit a application (hereinafter referred to as the “completed application”) which shall (i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, (iii) provide such information and documentation as the Plan Administrator shall require, (iv) include a promissory note, duly executed by the Participant, granting a security interest in his or her entire interest in the Plan to secure the loan, (v) consent to a distribution for tax purposes equal to the amount of loan principal and interest then owing in the event of a default in the repayment of the loan, and (vi) authorize the payment from his Accounts of reasonable loan processing fees.

15.2	Loan Requirements. Any loan to a Participant shall be subject to the following requirements:

(a)	The loan when combined with all other Plan loans outstanding may not exceed the lesser of (i) $50,000 or (ii) 50 percent of the value of the Participant’s vested interest in his Accounts, including the vested portion of the Employer Contributions Account. For purposes of this Section 15.2, the value of a Participant’s vested interest shall be determined as of the last Valuation Date with respect to which such interest or balance has been calculated at the time that the loan application is submitted. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

(b)	The loan must be at least $1,000.

(c)	The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be the current estimated blended fixed interest rate for Fixed Investment Fund or the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter plus 1%, whichever is higher, provided that the Plan Administrator may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

(d)	The loan may be for any term of months not to exceed 60 months.

(e)	Notwithstanding the 60 month limit in Section 15.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for any term of months not to exceed 180 months.

(f)	The term of any loan shall not extend beyond the date on which the Participant attains age 70.

(g)	The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Plan Administrator’s approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this Section and such standards adopted by the Plan Administrator in accordance with Section 15.4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above) and other relevant factors.

(h)	No Participant shall have more than two Plan loans outstanding at any time, and no more than one loan may be taken in a calendar month.

(i)	Except as otherwise provided by the Plan Administrator, a Participant may not take a loan in the same month in which a withdrawal request is submitted or a distribution made.

(j)	Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.3	Repayment Of Plan Loans. A Promissory Note shall be required for a loan as set forth below.

(a)	Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, due and payable in full not later than the earliest of: (i) a fixed maturity date meeting the requirements of Section 15.2(d) or (e) above; (ii) the Participant’s death; or (iii) the time which the Participant ceases to be an Employee.

(b)	The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 15.2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be through semi-monthly payroll deductions.

(c)	The promissory note shall evidence such additional terms as are required by this Section 15.2 or by the Plan Administrator.

15.4	Loan Application Approval. The Plan Administrator or its delegate shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Participant of such approval or disapproval.

15.5	Borrowing Sequence. A Participant shall first borrow from his available Participant Contributions Account. If the Participant’s Participant Contributions Account is not sufficient to fund the loan, the Participant shall next borrow from his Flex Account (if any), his ESOP Account (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account, his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any). The loan shall come from each of the Accounts in the order stated above until each Account is withdrawn before proceeding to the next Account, except to the extent that market fluctuations cause residual balances to remain in an Account after its depletion. A Participant may borrow from any Fund or pro rata across all funds.

15.6	Funding Of Loans. Each loan shall be made only from the Accounts of the borrowing Participant and shall be treated as an investment of the Participant’s Accounts from which the Participant’s loan was funded.

15.7	Loan Repayments. Each loan to a Participant shall be repaid in level monthly amounts over a period meeting the requirements of Section 15.2 hereof. The monthly installments must be paid through automatic semi-monthly payroll deductions, except as provided by the Plan Administrator. Loans may be repaid at any time; provided that partial prepayments may not be made. All loan repayments made through payroll deductions shall be transmitted by the Participating Company to the Trustee as soon as practicable after such amounts are withheld. Each loan repayment of principal and interest will be allocated to the Participant’s Accounts based upon elections made pursuant to Article 5. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.8	Loan Security. The repayment of any loan under the Plan shall be secured by 50% of the Participant’s entire interest in the Plan.

15.9	Repayment While On Leave Of Absence Or While Disabled. If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so that regular installment payments cannot be made by means of payroll deductions, the Participant will be required to make regular monthly payments of principal and interest at the time and place established by the Plan Administrator.

15.10

Default. If at any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, which shall not extend beyond the end of the calendar quarter following the calendar quarter when the required loan repayment was due, a taxable deemed distribution shall occur at the end of such time in an amount equal to the entire outstanding balance of the loan and interest accrued. Thereafter, interest will accrue on the loan and will accumulate until the Participant receives a distribution from the Plan which is at least equal to current value of the loan, including accrued interest. The note plus accrued interest will remain an investment in the Accounts of the Participant until the full amount due has been offset against distributions as hereinafter described, and will be treated as outstanding for the purpose of determining the Participant’s eligibility for another loan under the Plan; however, after a deemed distribution with respect to a plan loan, no additional deemed distributions of accrued interest will occur. On the date on which a Participant (or, in the case of death, a Beneficiary) receives a distribution of his Accounts pursuant to this Plan, that portion of the outstanding principal and accrued interest on any unpaid loan shall be offset against such distribution from the Participant’s Accounts to the extent of the lesser of (a) the amount of such outstanding principal and interest or (b) the amount of such distribution.

15.11	Former Participants. For purposes of this Article 15, the term “Participant” shall include a former Participant who remains an employee of the Company or an Affiliated Company.

15.12	General Requirements. Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

ARTICLE 16 - ROLLOVERS AND TRANSFERS

16.1	Rollovers. The Plan Administrator is authorized to accept a Rollover Contribution from an Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence that the amount is eligible for rollover treatment. A Rollover Contribution must be paid to the Plan Administrator in cash within sixty (60) days after the date received by the Employee from a qualified plan. Such amounts shall be posted to the Employee’s Rollover Account by the Plan Administrator as of the date received by the Plan Administrator.

If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee’s Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

16.2	Trustee Transfers From Other Qualified Plans. The Plan may receive assets in cash or in kind that from another qualified plan. The Trustee may refuse the receipt of any transfer if;

(a)	the Plan Administrator finds the in-kind assets unacceptable,

(b)	instructions for posting amounts to Participants’ Accounts are incomplete,

(c)	any amounts are not exempted by Section 401(a)(11)(B) of the Code from the annuity requirements of Section 417 of the Code, or

(d)	any amounts include benefits protected by Section 411(d)(6) of the Code which would not be preserved under applicable Plan provisions.

(d)	to the extent it includes amounts that would not be includible in the gross income of the Participant.

Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Plan Administrator.

16.3	Trustee Transfer To Other Qualified Plans. With respect to any payment hereunder which constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), a Participant (or Beneficiary) may direct the Plan Administrator to have such payment paid in the form of a single Trustee Transfer, provided the Plan Administrator receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) of the Code to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.

16.4	Definitions. For purposes of this Article, the following terms shall apply:

“Rollover Contributions” means an eligible rollover distribution as described in Section 402(c) of the Code (or its predecessor) but shall not include an amount from a plan described in Sections 403(b), 408(a), 408(b), or 457(b) of the Code.

“Trustee Transfer” means (a) a transfer to the Trustee of an amount of an eligible rollover distribution as described in Section 402(c) of the Code (or its predecessor) by the trustee of a retirement plan qualified for tax-favored treatment under Section 401(a) of the Code or by the trustee of a trust forming part of such a plan, which plan provides for such transfer but shall not include an amount from a plan described in Sections 403(b), 408(a), 408(b), or 457(b) of the Code; or (b) a transfer from the Trust of an amount of an eligible rollover distribution as described in Section 402(c) of the Code for the benefit of a Participant to the custodian of an eligible retirement plan within the meaning of Section 402(c)(8)(B) of the Code, provided such plan provides for the receipt of such transfers.

SUPPLEMENT A

A-1	Purpose, Use of Terms

The purpose of this Supplement A is to set forth the special provisions which apply to the Accounts of a Participant for whom assets and liabilities are transferred from this plan to the FreightWise Investment and Retirement Plan (the “FreightWise Plan”).

A-2	Participants Affected

A Participant shall be affected by this Supplement A if such person is employed by FreightWise, Inc. on June 30, 2000, and has one or more Accounts in this Plan. In this Supplement, each such person shall be referred to as a “Transfer Participant.”

A-3	Cessation of Participation

As of July 1, 2000, each Transfer Participant shall cease to be a Participant in the Plan and shall have no interests in or rights under this Plan as a Participant.

A-4	Termination of Employment

No Transfer Participant shall be considered to have incurred a termination of employment with any Participating Company or any or all Affiliated Companies for any purpose under this Plan as a result of the transfer of assets from the Plan to the FreightWise Plan pursuant to this Supplement.

A-5	Participation After Transfer Date

On and after the freeze date of June 23, 2000, no Transfer Participant shall have the right to make Deferred Contributions or Participant Contributions (pursuant to Article 4), suspend contributions or change contribution rates (pursuant to Section 4.6), make interfund transfers (pursuant to Section 5.5) make a withdrawal (pursuant to Article 7), receive a distribution (pursuant to Article 8), request to borrow funds from the Plan or repay loans from the Plan (pursuant to Article 15). On and after July 1, 2000, no Transfer Participant shall earn Participation Service or Vesting Service under the Plan. Other events which affect vesting and distribution rights, such as suffering a Total Disability, death, attainment of Normal Retirement date or early retirement date shall be recognized by the Plan and contained in or recognized by the liabilities transferred hereunder to the FreightWise Plan.

A-6	Transfer Date

The Transfer Date shall be June 30, 2000.

A-7	Transfer of Assets and Liabilities

As of June 30, 2000, the Plan Administrator shall cause the Trustee to transfer, in cash or kind, as determined by the Plan Administrator in its discretion, the balance of each Transfer Participant’s Accounts, and all liabilities of this Plan associated thereto, to the Trustee for the FreightWise Plan.

A-8	Vesting

Each Transfer Participant’s Accounts shall be fully vested as of the Transfer Date, with subsequent contributions to the FreightWise Plan subject to the vesting schedule in the FreightWise Plan.

A-9	Conflicts

This Supplement A, together with the Plan, comprises the plan with respect to Transfer Participants and Beneficiaries covered by this Supplement. In the event of any inconsistencies between the provisions of the Plan and this supplement, the terms and provisions of this Supplement shall supersede the other provisions of the Plan to the extent necessary to eliminate such inconsistency.

BURLINGTON NORTHERN SANTA FE CORPORATION

Amendment of the Burlington Northern Santa Fe Investment and Retirement Plan

WHEREAS, Burlington Northern Santa Fe Corporation (the “Company”) maintains the Burlington Northern Santa Fe Investment and Retirement Plan, as adopted effective January 1, 1997, (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Board of Directors of the Company (“Board”) has authority to amend the Plan; and

WHEREAS, the Board deems it desirable to amend the Plan to provide for the full vesting of the accounts of participants who are terminated as the result of the outsourcing of the functions of certain Technology Services positions;

NOW THEREFORE, IT IS RESOLVED, that in the event that The Burlington Northern and Santa Fe Railway Company enters into a Comprehensive Outsourcing Agreement with EDS Information Services, L.L.C., a Delaware limited liability company, a wholly owned subsidiary of Electronic Data Services Corporation, a Delaware corporation (“EDS”) in 2004, then the Plan is amended, effective as of April 1, 2004, except as otherwise noted, as follows:

TWELFTH AMENDMENT TO

BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

1.	The following sentence is inserted at the end of Section 6.1:

Notwithstanding the foregoing, any Participant whose employment with a Participating Company is terminated for reasons other than cause as a result of the transaction described in the Comprehensive Outsourcing Agreement between The Burlington Northern and Santa Fe Railway Company and EDS Information Services, L.L.C., a Delaware limited liability company, a wholly owned subsidiary of Electronic Data Services Corporation, a Delaware corporation (“EDS”), and who is employed by EDS or an affiliate or subcontractor of EDS within six months after such date of termination, shall be fully vested in his Employer Contributions Account on his date of termination of employment.

2.	The first sentence of Section 15.10 is revised to read as follows.

If at any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand unless the Participant and the Plan Administrator agree to waive the acceleration of the Participant’s repayment obligation upon the Participant’s election of a Trustee Transfer, including the loan receivable, to another qualified plan pursuant to Section 16.3 within 60 days after the termination of the Participant’s employment.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this amendment to incorporate this and all prior amendments.

FURTHER RESOLVED, that the officers of the Company be and are hereby authorized and directed to execute any necessary documents and to do such other acts as may be necessary or desirable to implement the foregoing resolutions.

Fort Worth, Texas, February 12, 2004

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Thirteenth Amendment of the

BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT PLAN

WHEREAS, BURLINGTON NORTHERN SANTA FE CORPORATION (the “Company”) maintains the Burlington Northern Santa Fe Investment and Retirement Plan, as adopted effective January 1, 1997 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to make certain technical changes;

NOW THEREFORE, the Plan is amended in the following particulars effective as of April 1, 2004, unless other wise specified.

1.	Section 4.2 is amended by substituting the words “25 percent” for the words “15 percent” in the first sentence thereof.

2.	Section 8.2 is amended by the insertion of the following sentence after the fourth sentence thereof.

Original paper designations may be disposed of at any time after they are transferred to an electronic recordkeeping system that complies with the requirements of ERISA.

3.	The first sentence of the first paragraph of Section 13.5 is amended to read as follows.

Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order (“QDRO”) as determined in accordance with Section 206 of ERISA shall be entitled to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Article 8 of this Plan in full satisfaction of any liability of the Plan to such person.

4.	The following sentence is added at the end of Section 13.5.

The Plan shall deduct a fee, as may be established by the Plan Administrator, from a Participant’s Accounts for the reasonable expenses of determining the qualified status of domestic relations orders and administering QDROs.

5.	The second sentence of Section 15.2(c) is amended to read as follows.

The applicable interest rate for Plan loans shall be the Prime Rate at the beginning of the current calendar quarter as received from Reuters plus 1%, provided that the Plan Administrator may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

6.	Subsection 15.2(f) is deleted, and subsections (g) through (j) are renumbered as subsections (f) through (i), respectively.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of February, 2004.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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Fourteenth Amendment of the

BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT PLAN

WHEREAS, BURLINGTON NORTHERN SANTA FE CORPORATION (the “Company”) maintains the Burlington Northern Santa Fe Investment and Retirement Plan, as adopted effective January 1, 1997 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to revise the definition of Compensation for Plan deferral purposes to include certain commissions and to update the procedures to be followed in the case of missing participants or beneficiaries;

NOW THEREFORE, the Plan is amended in the following particulars effective as of January 1, 2005, unless otherwise specified.

7.	The second sentence of Section 4.2 is amended effective as of January 1, 2005, with respect to Compensation which is earned on or after January 1, 2004, to read as follows.

To the extent permitted by the Plan Administrator, separate elections may be made with respect to (i) Compensation which is paid annually under an incentive compensation plan of a Participating Company, (ii) sales commissions and similar sales-based cash compensation and (iii) all other Compensation.

8.	Section 8.3 is amended to read as follows.

8.3	Missing Participant or Beneficiary. If benefits remain to be paid to a Participant or a Beneficiary at a time when the Plan Administrator is unable to locate the Participant or Beneficiary, the Plan Administrator shall use reasonable efforts to locate the Participant or Beneficiary. After unsuccessful attempts have been made by the Plan Administrator to locate the Participant or Beneficiary, the unclaimed benefits under the Plan will be forfeited, provided that such benefits shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of July, 2004.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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Fifteenth Amendment of the

BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT PLAN

WHEREAS, BURLINGTON NORTHERN SANTA FE CORPORATION (the “Company”) maintains the Burlington Northern Santa Fe Investment and Retirement Plan, as adopted effective January 1, 1997 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to amend the Plan to modify the mandatory cash-out provision in response to the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent IRS regulations;

NOW THEREFORE, the Plan is amended in the following particulars effective as of March 28, 2005, unless otherwise specified.

1.	The sixth paragraph of Section 8.1 is revised to read as follows.

Notwithstanding the foregoing provisions of this section, if, following the termination of a Participant’s employment with any and all Participating Companies the value of the Participant’s Accounts does not exceed $5,000, the payment of the Participant’s benefits shall occur as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee. The payment of a Participant’s benefits may be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant, the payment of a Participant’s benefits shall be in a lump sum in cash. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this paragraph, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a Trustee Transfer pursuant to Section 16.4 or to receive the distribution directly in accordance with the preceding sentence of this paragraph, then the Plan Administrator will pay the distribution in a Trustee Transfer to an individual retirement plan designated by the Plan Administrator.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of March, 2005.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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SIXTEENTH AMENDMENT TO

BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

1.	The term “Plan Administrator” is replaced by the term “Administrator” wherever it appears in Sections 2.2, 2.3, 3.3, 4.2, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.16, 5.2 and 5.3, the third sentence of Section 5.4, Sections 5.5, 5.6, the third paragraph of Section 6.3, Sections 7.1, 7.2, 7.3, 7.5, the fifth paragraph and sixth paragraphs of Section 8.1, Sections 8.2, 8.3, 8.4, 8.6, the second time it appears in Section 9.1(c), and Sections 12.1, 13.5, 13.8, 13.9, 13.10, 14.3(1), 15.1, 15.2, 15.3, 15.4, 15.7, 15.9, 15.10, 15.12, 16.1, 16.2 and 16.3.

2.	A new Section 2.4 is added to the Plan to read as follows, and existing Sections 2.4 through 2.23 are renumbered as Sections 2.5 through 2.24, respectively.

2.4	“Administrator” shall mean the Vice President – Human Resources and Medical of the Company, acting solely in his or her capacity as an officer of the Company and not in his or her individual capacity.

3.	A new Section 2.25 is added to the Plan to read as follows, and existing Sections 2.24 through 2.26 are renumbered as Sections 2.26 through 2.28, respectively.

2.25	Investment Committee” shall mean the Burlington Northern Santa Fe Employee Benefits Committee which shall be a committee of at least three persons appointed by the Chief Executive Officer of the Company.

4.	Existing Section 2.27 is deleted in its entirety, and existing Sections 2.28 through 2.34 are renumbered as Sections 2.29 through 2.35, respectively.

5.	Existing Section 2.35 is deleted in its entirety.

6.	The term “Company” is replaced by the term “Investment Committee” in the first sentence of Section 2.41.

7.	Section 4.1 is deleted in its entirety and replaced with the following:

4.1

Investing Contributions. For the purpose of investing contributions under this Plan, the Investment Committee shall maintain one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may maintain a combination of one or more trusts or insurance contracts. As a matter of plan design, the Company has determined to make a Company Stock Fund available to Participants subject to the provisions of Section 5.1(g). The Investment Committee shall have the responsibility for selecting the Trustees hereunder and shall select the investment funds to be offered (in addition to the Company Stock Fund) and may establish additional or substitute funds for the investment of Deferred, Employer and Participant Contributions and other assets held in the Plan.

8.	The words “the Investment Committee,” shall be inserted before the words “the Administrator” in the last sentence of Sections 4.10(d) and 4.11(d), Section 13.9 and the first, second and seventh places they appear in Section 13.10. The words “the Investment Committee, and” shall be inserted before the words “the Administrator” in the third place they appear in Section 13.10. The words “Investment Committee and the” shall be inserted before the word “Administrator” in the last place it appears in Section 13.10.

9.	The word “Committee” shall be replaced by the term “Administrator” wherever it appears in Section 4.11(e) and Section 4.14.

10.	Section 5.1 is deleted in its entirety and replaced with the following:

5.1	Investment Choices. Each Participant shall direct the investment of his contributions or interest in the Fund by written direction or other means established by the Administrator, within the investment options and administrative policies made available by the Investment Committee and in accordance with Section 5.2. The continued availability of the investment funds offered cannot be assured on the same terms as may apply from time to time. Each such investment shall be made by the Trustee subject to the following restrictions and provisions:

(a)	Any portion of an investment fund may be maintained in cash at the discretion of the Trustee pending its permanent investment or distribution.
(b)	The Investment Committee shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.
(c)	Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant’s account shall be credited with a proportionate number of shares as determined by the Trustee.

(d)	Any such segregated account shall share only in the investment income, gains and losses generated by the investments directed for such account.

(e)	The Trustee shall not be obligated to make a directed investment which would, in the sole discretion of the Trustee, require an investment by the Trustee of more than the amount which is credited, or to be credited to the account of the Participant.

(f)	This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Pursuant to Section 404(c), (i) the Accounts for the Participant directing investments shall bear all losses from such investments and the Trustee, Investment Committee, Administrator, and Affiliated Companies shall be free of any liability arising from such investments, and (ii) the Trustee shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

(g)	An investment manager appointed by the Investment Committee for such purpose, or if no such investment manager is appointed then the Investment Committee, shall have the exclusive fiduciary responsibility to determine whether the acquisition, holding and disposition of Company Stock in accordance with the terms of the Plan comply with the fiduciary requirements of ERISA. If such investment manager (or the Investment Committee if, but only if, no such investment manager has been appointed) determines that any such acquisition, holding or disposition would violate the fiduciary requirements of ERISA, it shall direct the Trustee accordingly.

(h)

The Company Stock Fund is designed to invest primarily in employer securities, provided that Participants shall be permitted to make investment diversification elections which are sufficient to meet the requirements of Section 401(a)(28)(B) of the Code. Subject to Section 5.1(g), the Company Stock Fund shall be invested exclusively in Company Common Stock except for cash awaiting investment. With respect to the Company Stock Fund, the Trustee will vote (and exercise similar rights, other than the right to tender) shares of qualifying employer securities within the meaning of Section 409(l) of the Code (“Company Stock”) attributable to each Participant’s Account in accordance with the directions of each Participant or Beneficiary. If a Participant or Beneficiary fails to properly give directions to the Trustee within the appropriate time period, the Trustee will vote (or exercise the similar rights with respect to) the shares in the same proportion as it votes (or exercise rights with respect to) shares as to which directions have been received.

(i)	The Investment Committee shall have the discretion to administer Company Stock Fund in conjunction with other Company Stock funds maintained in other qualified employee benefit plans sponsored by the Company or an Affiliated Company.

11.	The term “Plan Administrator” is replaced by the term “Investment Committee” wherever it appears in the first and fifth sentences of Section 5.4, and the first time it appears in Section 9.1(c).

12.	The words “Company or” are deleted in the third paragraph of Section 6.3.

13.	The first sentence of the second paragraph of Section 8.1 is amended to read as follows:

A terminated Participant or a Participant who has incurred a Total Disability may elect to receive or commence receiving a distribution at any time prior to Normal Retirement Date upon application to the Administrator in accordance with such procedures and standards as the Administrator may establish.

14.	Article 10 is deleted in its entirety and replaced with the following:

ARTICLE 10 - ALLOCATION OF DUTIES, POWERS AND RESPONSIBILITIES

10.1	Settlor Functions. Settlor functions with respect to the Plan shall be exercised by the Board of Directors of the Company, a committee thereof acting pursuant to its applicable committee charter, the Chief Executive Officer or a delegate of any of the foregoing. It is intended that the Board of Directors and each committee thereof and (other than with respect to the Chief Executive Officer’s appointment of the Investment Committee members) the Chief Executive Officer and their delegates shall have discretion to act with respect to the Plan solely on behalf of the Company as the settlor of the Plan.

10.2	Plan Administration. Except as provided in Section 10.3(a), or otherwise provided under Section 10.4, all duties, responsibilities and authorities with respect to the administration of the Plan shall be exercised by the Administrator and the Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)	to appoint and monitor a record keeper for the Plan;

(b)	to comply with legal and regulatory requirements applicable to the Plan;

(c)	subject to Section 10.3(a), to construe and interpret the Plan, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, all in its discretion,

(d)	to prescribe procedures to be followed by Participants or beneficiaries in applying for benefits,

(e)	to receive from Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan (and Participants and other persons entitled to benefits under the Plan must furnish to the Administrator such evidence, data or information as the Administrator considers desirable to carry out the Plan); provided, however, that the records of the Participating Companies as to an Employee’s or Participant’s period of employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect, and

(f)	to receive and review the periodic valuation of the Plan made by the actuary.

The Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

10.3

Investment Committee. The Investment Committee shall be the Burlington Northern Santa Fe Employee Benefits Committee, which shall be a committee of at least three persons appointed by the Chief Executive Officer of the Company. A member of the Investment Committee may be removed by the Chief Executive Officer at any time by written notice to him or her and the other members of the Investment Committee. A member of the Investment Committee may resign at any time by giving ten days’ prior written notice to the Chief Executive Officer of the Company and the other members of the Investment Committee. The Chief Executive Officer may fill any vacancy in the membership of the Investment Committee; provided, however, that if a vacancy reduces the membership of the Investment Committee to less than three, such vacancy shall be filled as soon as practicable. The Chief Executive Officer shall give written notice thereof to the other members of the Investment Committee. Until any such vacancy is filled, the remaining members may exercise all the powers, rights and duties conferred on the Investment Committee. The Investment Committee shall have such duties and powers as may be necessary or appropriate to discharge its duties hereunder. Without limiting the foregoing, subject to Section 10.4:

(a)	With respect to the administration of the Plan, the Investment Committee shall have full power and authority:

(i)	to hear and determine final claims in accordance with Section 13.6 hereof; and

(ii)	to construe and interpret the Plan in connection with any claims appeal or as otherwise requested by the Administrator and, in connection therewith, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, all in its discretion,

(b)	Subject to Article 5, the Investment Committee shall have full power and discretionary authority with respect to the management and control of plan assets including, without limitation:

(i)	to select, monitor and terminate the Trustee;

(ii)	to select and monitor investment managers and to direct the Trustee with respect to investments with respect to any portion of the trust fund not allocated to investment managers;

(iii)	to oversee legal and regulatory compliance with respect to Plan assets;

(iv)	to fulfill any and all other responsibilities assigned to it under the Plan.

10.4

Allocation and Delegation of Responsibility Among Fiduciaries. The Administrator and the Investment Committee may appoint or employ individuals to assist the Administrator or Investment Committee, as the case may be, in the performance of their duties including legal and actuarial counsel. The Administrator may delegate all or any part of his or her responsibilities and powers to any person or persons selected by the Administrator as the Administrator considers necessary or advisable to properly carry out the administration of the Plan. The Investment Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it to the extent that it determines such allocation or delegation necessary or advisable to carry out its duties. Any allocation or delegation under this Section 10.4 must be in writing. Any delegate exercising responsibilities and powers under this subsection will periodically report to the Administrator or Investment Committee as the case may be, on its exercise thereof and the discharge of such responsibilities. Each of the Administrator, the Investment Committee and, with respect to the power to appoint the Investment Committee, the Chief Executive Officer is a named fiduciary within the meaning of section 402(a) of ERISA. To the extent that a named fiduciary may delegate responsibility in accordance with the foregoing provisions of this Section 10.4, it may appoint such person as a named fiduciary to the extent permitted by law. It is intended that each fiduciary shall be responsible for the proper exercise of its own powers and shall not be responsible for any act or failure to act of another fiduciary, except as provided by law.

10.5	Rules and Decisions. The Administrator and the Investment Committee may adopt such rules as they deem necessary, desirable, or appropriate, including, without limitation, in the case of the Investment Committee, rules relating to meetings and actions in lieu of meetings.

10.6	Decisions Final. When making a determination or calculation, the Administrator and the Investment Committee shall be entitled to rely upon information furnished by a Participant, a Contingent Annuitant, the Company’s legal and actuarial counsel or the trustees. Any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Administrator or the Investment Committee made by the Administrator or the Investment Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator or the Investment Committee shall make such adjustment on account thereof as the Administrator or Investment Committee considers equitable and practicable.

10.7	Notices. All communications to a Participant, his spouse or Contingent Annuitant or from any such person, shall be deemed to have been duly given when mailed by first-class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Administrator, or to the Administrator or its delegate when mailed by first-class mail with postage prepaid and addressed to such location as shall be specified upon forms prescribed by the Administrator for the giving of such communications.

10.8	Indemnification. Except as required by law, the Participating Companies, their directors, officers, employees and agents and the Investment Committee, the Administrator, or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the Accounts and shall be indemnified and held harmless by the Participating Companies from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Companies fail to provide such defense.

15.	The first sentence of Section 11.1 is deleted in its entirety and replaced with the following:

This Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; provided however, the Chief Executive Officer of the Company may not amend the Plan in any manner which would increase the level of Participating Company contributions, make benefit or other changes materially increasing a Participating Company’s liabilities under the Plan, make amendments required by law to be approved by the Board of Directors or a committee thereof, make amendments which change the design of the Plan with respect to the allocation of responsibilities, or make changes affecting the Company’s indemnification obligations.

16.	Section 13.6 is deleted in its entirety and replaced with the following:

13.6	Claim Review Procedure. The Administrator shall establish a claims review procedure pursuant to which the Investment Committee shall review any claims appeals.

17.	The word “Company” is replaced by the phrase “Chief Executive Officer of the Company on behalf of the Company in its settlor capacity” in the first sentence of existing Section 2.23 and in Section 14.2.

18.	The term “Plan Administrator” is replaced by the term “Employee Benefits Committee” wherever it appears in Supplement A, Section A-7.

The Investment and Retirement Plan shall otherwise remain in full force and effect. The Investment and Retirement Plan shall be restated as of the date of adoption of this amendment to incorporate this and all prior amendments.

Seventeenth Amendment of the

BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT PLAN

WHEREAS, BURLINGTON NORTHERN SANTA FE CORPORATION (the “Company”) maintains the Burlington Northern Santa Fe Investment and Retirement Plan, as adopted effective January 1, 1997 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to amend the Plan to clarify the administration of contribution elections.

NOW THEREFORE, the Plan is amended in the following particulars effective as of September 16, 2005, unless otherwise specified.

1.	The first sentence of Section 2.8 is amended to read as follows.

“Catch-up Contributions” shall mean any amounts contributed to the Plan by an Employer on behalf of a Participant for a Plan Year pursuant to an election by a Participant to have his compensation reduced pursuant to Section 4.2 which exceed the lowest of the following three amounts for such Plan Year:

(i)	the Maximum Deferral Rate multiplied by the Participant’s Compensation (as defined in Section 2.12);

(ii)	the percentage limitation on Deferred Contributions described in the first paragraph of Section 4.2 multiplied by the Participant’s Compensation (as defined in Section 2.12), or

(iii)	a limit contained in the Code on elective deferrals or annual additions permitted to be made under the Plan (without regard to Section 414(v) of the Code),

provided, however, that the amount of Catch-up Contributions added to the account of any Participant for a Plan Year under this Plan or under any similar provision of any other plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code.

2.	The term “Compensation” is replaced by the term “compensation” wherever it appears in Sections 3.3, 4.3, 4.4, 4.10(a), and 4.11(a).

3.	The first two sentences of the first paragraph of Section 4.2 is amended to read as follows.

Each Employee who is eligible to participate in the Plan may elect to

(a)	have his compensation (as defined in the first two paragraphs of Section 2.12) reduced by a whole percentage and have the amount by which his compensation is reduced contributed to the Plan by his Employer on his behalf as Deferred Contributions, and

(b)	contribute a whole percentage of his compensation (as defined in the first two paragraphs of Section 2.12) to the Plan as Participant Contributions,

provided that the total amount of Deferred Contributions plus Participant Contributions may not exceed 25 percent of a Participant’s Compensation (as defined in Section 2.12). To the extent permitted by the Administrator, separate elections may be made with respect to (i) compensation which is paid annually under an incentive compensation plan of a Participating Company, (ii) sales commissions and similar sales-based cash compensation and (iii) all other compensation.

4.	The first sentence of the second paragraph of Section 4.2 is amended to read as follows.

In addition to the elections provided for in the preceding sentences of this Section 4.2, each Employee who is eligible to participate in the Plan and who is projected to attain age 50 before the end of a Plan Year is eligible to have his compensation (as defined in the first two paragraphs of Section 2.12) reduced by a whole percentage and have the amount by which his compensation is reduced contributed to the Plan by his Employer on his behalf, provided that the total amount of Contributions elected pursuant to this sentence may not exceed 50 percent of a Participant’s Compensation (as defined in Section 2.12).

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of September, 2005.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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